EXHIBIT 10YY

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                           SECOND AMENDED AND RESTATED
                      TRANSFER AND ADMINISTRATION AGREEMENT

                                      among

                         ENTERPRISE FUNDING CORPORATION,

                      ATLANTIC ASSET SECURITIZATION CORP.,

                          LIBERTY STREET FUNDING CORP.,

                             TECH DATA FINANCE, INC.

                                  as Transferor

                                       and

                             TECH DATA CORPORATION,

                        as Collection Agent and Guarantor

                        CREDIT LYONNAIS NEW YORK BRANCH,

                          as an Atlantic Bank Investor

                            THE BANK OF NOVA SCOTIA,

                           as a Liberty Bank Investor

                                       and

                               NATIONSBANK, N.A.,

                    as Agent and an Enterprise Bank Investor

                          Dated as of February 10, 1999

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


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.1.  Certain Defined Terms............................................2
SECTION 1.2.  Other Terms.....................................................34
SECTION 1.3.  Computation of Time Periods.....................................34

                                   ARTICLE II

                            PURCHASES AND SETTLEMENTS

SECTION 2.1.  Facility........................................................36
SECTION 2.2.  Transfers; Certificates; Eligible Receivables...................36
SECTION 2.3.  Selection of Tranche Periods and Tranche Rates..................41
SECTION 2.4.  Discount, Fees and Other Costs and Expenses.....................48
SECTION 2.5.  Non-Liquidation Settlement and
                   Reinvestment Procedures....................................48

SECTION 2.6.  Liquidation Settlement Procedures...............................49
SECTION 2.7.  Fees............................................................51

SECTION 2.8.  Protection of Ownership Interest of Enterprise,
                   Atlantic, Liberty, the Enterprise Bank Investors,
                   the Atlantic Bank Investors and the Liberty Bank
                   Investors..................................................51
SECTION 2.9.  Deemed Collections; Application of Payments.....................52
SECTION 2.10.  Payments and Computations, Etc.................................53
SECTION 2.11.  Reports........................................................53
SECTION 2.12.  Collection Account.............................................53
SECTION 2.13.  Sharing of Payments, Etc.......................................54
SECTION 2.14.  Rights of Set-off..............................................54

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties of the Transferor................55
SECTION 3.2.  Reaffirmation of Representations and
                   Warranties by the Transferor...............................58


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

SECTION 3.3.  Representations and Warranties of Tech Data,
                   as Collection Agent and Guarantor..........................58

SECTION 3.4.  Reaffirmation of Representations and Warranties by Tech Data,
                   as Collection Agent and Guarantor..........................60

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

SECTION 4.1.  Conditions to Closing...........................................61
SECTION 4.2.  Additional Conditions to Closing ...............................63

                                    ARTICLE V

                                    COVENANTS

SECTION 5.1.  Affirmative Covenants of Transferor.............................64
SECTION 5.2.  Negative Covenants of Transferor................................66
SECTION 5.3.  Affirmative Covenants of Tech Data..............................68
SECTION 5.4.  Negative Covenants of Tech Data.................................70
SECTION 5.5.  Financial Covenants.............................................71

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

SECTION 6.1.  Appointment of Collection Agent.................................73
SECTION 6.2.  Duties of Collection Agent......................................73
SECTION 6.3.  Rights After Designation of New Collection Agent................75
SECTION 6.4.  Responsibilities of the Transferor and Tech Data................75

                                   ARTICLE VII

                               TERMINATION EVENTS

SECTION 7.1.  Termination Events..............................................76
SECTION 7.2.  Termination.....................................................78

                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

SECTION 8.1.  Indemnities by the Transferor...................................79
SECTION 8.2.  Indemnity for Taxes, Reserves and Expenses......................80
SECTION 8.3.  Other Costs, Expenses and Related Matters.......................82
SECTION 8.4.  Reconveyance Under Certain Circumstances........................83

                                   ARTICLE IX

                                    GUARANTEE

SECTION 9.1.  Guaranty of Obligations.........................................84
SECTION 9.2.  Validity of Obligations; Irrevocability.........................84
SECTION 9.3.  Rights of Set-Off...............................................84

                                    ARTICLE X

                           THE AGENT; BANK COMMITMENT

SECTION 10.1.  Authorization and Action.......................................86
SECTION 10.2.  Agent's Reliance, Etc..........................................87
SECTION 10.3.  Credit Decision................................................87
SECTION 10.4.  Indemnification of the Agent...................................87
SECTION 10.5.  Successor Agent................................................88
SECTION 10.6.  Payments by the Agent..........................................88
SECTION 10.7.  Bank Commitment; Assignment to Bank Investors..................89

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1.  Term of Agreement..............................................95
SECTION 11.2.  Waivers; Amendments............................................95
SECTION 11.3.  Notices........................................................96
SECTION 11.4.  Governing Law; Submission to Jurisdiction; Integration.........99
SECTION 11.5.  Severability; Counterparts.....................................99
SECTION 11.6.  Successors and Assigns........................................100
SECTION 11.7.  Waiver of Confidentiality.....................................101
SECTION 11.8.  Confidentiality Agreement.....................................101
SECTION 11.9.  No Bankruptcy Petition Against Enterprise.....................101
SECTION 11.10. No Recourse Against Stockholders, Officers or Directors.......101

SECTION 11.11.  Characterization of the Transactions Contemplated
                   by the Agreement..........................................102
SECTION 11.12.  Optional Reconveyance of All Receivables.....................102
SECTION 11.13.  Mandatory Reconveyance of Certain Receivables................103

                                    EXHIBITS

EXHIBIT A        Form of Contract

EXHIBIT B        Credit and Collection Policies and Practices

EXHIBIT C        List of Lock-Box Accounts and Location of Lock-Box Banks and
                      Collection Agent Account Bank

EXHIBIT D        Form of Lock-Box Agreement

EXHIBIT E        Form of Investor Report

EXHIBIT F        Form of Transfer Certificate

EXHIBIT G        Form of Assignment and Assumption Agreement

EXHIBIT H        List of Actions and Suits

EXHIBIT I        Location of Records

EXHIBIT J        List of Subsidiaries, Divisions and Trademames

EXHIBIT K        Form of Tech Data's and Transferor's Counsel Opinion

EXHIBIT L-1      Form of Responsible Officer's Certificate of the Transferor

EXHIBIT L-2      Form of Responsible Officer's Certificate of Tech Data

EXHIBIT M        Form of Certificate

EXHIBIT N        Definitions for Financial Covenants

                           SECOND AMENDED AND RESTATED
                      TRANSFER AND ADMINISTRATION AGREEMENT

     SECOND AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT (this "AGREEMENT"), dated as of February 10, 1999 among TECH DATA CORPORATION, a Florida corporation ("TECH DATA"), as collection agent and guarantor (in such capacities, the "COLLECTION AGENT" and the "GUARANTOR", respectively), TECH DATA FINANCE, INC., a California corporation, as transferor (in such capacity, the "TRANSFEROR"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "ENTERPRISE"), ATLANTIC ASSET SECURITIZATION CORP. ("ATLANTIC"), a Delaware corporation, LIBERTY STREET FUNDING CORP. ("LIBERTY"), a Delaware corporation, CREDIT LYONNAIS NEW YORK BRANCH, a branch duly licensed under the laws of the State of New York of a banking corporation organized and existing under the laws of the Republic of France ("CREDIT LYONNAIS"), as an Atlantic Bank Investor and as agent for Atlantic and the Atlantic Bank Investors (in such capacity, the "ATLANTIC AGENT"), THE BANK OF NOVA SCOTIA, a banking corporation organized and existing under the laws of Canada, acting through its New York Agency, ("SCOTIA BANK"), as a Liberty Bank Investor and as agent for Liberty and the Liberty Bank Investors (in such capacity, the "LIBERTY AGENT") and NATIONSBANK, N.A., a national banking association ("NATIONSBANK"), as agent for Enterprise, Atlantic, Liberty, the Enterprise Bank Investors, the Atlantic Bank Investors and the Liberty Bank Investors (in such capacity, the "AGENT"), as an Enterprise Bank Investor and as agent for Enterprise and the Enterprise Bank Investors (in such capacity, the "THE ENTERPRISE AGENT"), amending and restating that certain Amended and Restated Transfer and Administration Agreement among Tech Data, as collection agent and guarantor, the Transferor and Enterprise dated as of January 21, 1997, and as amended to the date hereof (the "Existing Agreement").

                             PRELIMINARY STATEMENTS

     WHEREAS, the Transferor, the Collection Agent, Enterprise and NationsBank, as agent and bank investor, entered into the Existing Agreement;

     WHEREAS, the Transferor has requested that the Existing Agreement be amended and restated, among other things, to provide for the addition of Atlantic and Liberty as purchasers and Credit Lyonnais and Scotia Bank as bank investors;

     WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and Enterprise, Atlantic and Liberty may desire to, and each of the Enterprise Bank Investors, the Atlantic Bank Investors and the Liberty Bank Investors, if requested shall, accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION I.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

     "ADMINISTRATIVE AGENT" means NationsBank, N.A., as administrative agent.

     "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties).

     "AFFECTED ASSETS" means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

     "AFFILIATED OBLIGOR" means any Obligor which is an Affiliate of another Obligor.

     "AGENT" means NationsBank, N.A., in its capacity as agent for the Investors, and any successor thereto appointed pursuant to Article X.

     "AGGREGATE UNPAIDS" means, with respect to each Investor, as applicable, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Enterprise Discount, Atlantic Discount or Liberty Discount, respectively, with respect to all Enterprise Tranche Periods, Atlantic Tranche Periods or Liberty Tranche Periods, as applicable, at such time, (ii) the Enterprise Net Investment, Atlantic Net Investment or Liberty Net Investment, as applicable, at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Investors, as applicable, at such time.

     "APPLICABLE MARGIN" means the percent per annum set forth below in the case of an Enterprise Eurodollar Tranche, Atlantic Eurodollar Tranche or Liberty Eurodollar Tranche or an Enterprise CD Tranche, an Atlantic CD Tranche or a Liberty CD Tranche which percent shall be the Applicable Margin effective with respect to the Enterprise Tranche Periods, Atlantic Tranche Periods and Liberty Tranche Periods commencing after the first day next following the delivery by the Transferor of the quarterly certificate referred to in Section 5.3(a)(iii) hereof demonstrating that (i) the ratio of Consolidated Total Funded Indebtedness to Consolidated Total Capital (each as defined in Exhibit N attached hereto) is less than or equal to or more than, as the case may be, or (ii) the ratio of Consolidated EBIT to Consolidated Interest Expense (each as defined in Exhibit N attached hereto) is greater than or equal to or less than, as the case may be, the applicable ratio set forth opposite such Applicable Margin (provided that if such determination shall result in more than one Applicable Margin, the lower Applicable Margin shall apply):

======================================================================================================
RATIO OF EBIT TO         OR                RATIO OF DEBT TO    EURODOLLAR          CD TRANCHE
INTEREST                                   CAPITAL             TRANCHE             APPLICABLE MARGIN
                                                               APPLICABLE MARGIN
------------------------------------------------------------------------------------------------------
Less than 3.0 to                           Less than .60 to    .600%               .725%
1.00                                       1.00 but equal to
                                           or greater than
                                           .55 to 1.00
------------------------------------------------------------------------------------------------------
Greater than or                            Less than .55 to    .500%               .625%
equal to 3.0 to                            1.00 but equal to
1.00 but less than                         or greater than
4.0 to 1.00                                .50 to 1.00
------------------------------------------------------------------------------------------------------
Greater than or                            Less than .50 to    .450%               .575%
equal to 4.0 but                           1.00 but equal to
less than 5.0 to                           or greater than
1.00                                       .45 to 1.00
------------------------------------------------------------------------------------------------------
Greater than or                            Less than 0.45 to   .425%               .550%
equal to 5.0 to 1.00                       1.00
======================================================================================================

Notwithstanding the foregoing, if Tech Data fails to deliver any such quarterly certificate when required pursuant to Section 5.3(a)(iii) hereof, then the Applicable Margin for any Enterprise Eurodollar Tranche, Atlantic Eurodollar Tranche or Liberty Eurodollar Tranche or Enterprise CD Tranche, Atlantic CD Tranche or Liberty CD Tranche shall be the highest Applicable Margin for such type of tranche set forth above until such quarterly certificate is so delivered. From the Closing Date to the first date such quarterly certificate is required to be delivered, the Applicable Margin shall be .575% for Enterprise CD Tranches, Atlantic CD Tranches and Liberty CD Tranches and .45% for Enterprise Eurodollar Tranches, Atlantic Eurodollar Tranches and Liberty Eurodollar Tranches.

     "ASSIGNMENT AMOUNT" with respect to (A) an Enterprise Bank Investor shall mean at any time an amount equal to the least of (i) such Enterprise Bank Investor's Pro Rata Share of the Enterprise Net Investment at such time, (ii) such Enterprise Bank Investor's unused Commitment, and (iii) such Enterprise Bank Investor's Pro Rata Share of the Outstanding Balance of Receivables (excluding Defaulted Receivables), (B) an Atlantic Bank Investor shall mean at any time an amount equal to the least of (i) such Atlantic Bank Investor's Pro Rata Share of the Atlantic Net Investment at such time, (ii) such Atlantic Bank Investor's unused Commitment, and (iii) such Atlantic Bank Investor's Pro Rata Share of the Outstanding Balance of Receivables (excluding Defaulted Receivables), and (C) a Liberty Bank Investor shall mean at any time an amount equal to the least of (i) such Liberty Bank Investor's Pro Rata Share of the Liberty Net Investment at such time, (ii) such Liberty Bank Investor's unused Commitment, and (iii) such Liberty Bank Investor's Pro Rata Share of the Outstanding Balance of Receivables (excluding Defaulted Receivables)

     "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

     "ATLANTIC AGENT" means Credit Lyonnais New York Branch, in its capacity as agent for Atlantic and the Atlantic Bank Investors, and any successor thereto appointed pursuant to Article IX.

     "ATLANTIC BANK INVESTORS" shall mean Credit Lyonnais New York Branch and its successors and assigns who are or become parties to this Agreement pursuant to an Assignment and Assumption Agreement.

     "ATLANTIC BR TRANCHE" means an Atlantic Tranche as to which Atlantic Discount is calculated at the Base Rate.

     "ATLANTIC BR TRANCHE PERIOD" means, with respect to an Atlantic BR Tranche, either (i) prior to the Atlantic Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Atlantic Agent commencing on a Business Day requested by the Transferor and agreed to by the Atlantic Agent, or
(ii) after the Atlantic Termination Date, a period of one day. If such Atlantic BR Tranche Period would end on a day which is not a Business Day, such Atlantic BR Tranche Period shall end on the next succeeding Business Day.

     "ATLANTIC CD TRANCHE" means an Atlantic Tranche as to which Atlantic Discount is calculated at the CD Rate.

     "ATLANTIC CD TRANCHE PERIOD" means, with respect to an Atlantic CD Tranche, either (i) prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Atlantic Agent, commencing on a Business Day requested by the Transferor and agreed to by the Atlantic Agent, or (ii) after the Atlantic Termination Date, a period of one day. If such Atlantic CD Tranche Period would end on a day which is not a Business Day, such Atlantic CD Tranche Period shall end on the next succeeding Business Day.

     "ATLANTIC COMMITMENT TERMINATION DATE" means February 9, 2000, or such later date to which the Atlantic Commitment Termination Date may be extended by Transferor, the Atlantic Agent and the Atlantic Bank Investors not later than 60 days prior to the then current Atlantic Commitment Termination Date.

     "ATLANTIC CP RATE" means, with respect to any Atlantic CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such Atlantic CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by the Atlantic Agent; PROVIDED, HOWEVER, that if the rate (or rates) as agreed between any such agent or dealer and the Atlantic Agent is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from Atlantic 's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

     "ATLANTIC CP TRANCHE" means an Atlantic Tranche as to which Atlantic Discount is calculated at the Atlantic CP Rate.

     "ATLANTIC CP TRANCHE PERIOD" means, with respect to an Atlantic CP Tranche, a period of days not to exceed 90 days commencing on a Business Day requested by the Transferor and agreed to by the Atlantic Agent pursuant to Section 2.3. If an Atlantic CP Tranche Period would end on a day which is not a Business Day, such Atlantic CP Tranche Period shall end on the next succeeding Business Day.

     "ATLANTIC DEALER FEE" means the fee payable by the Transferor to the Atlantic Agent, on behalf of Atlantic pursuant to Section 2.4 hereof, the terms of which are set forth in the Fee Letter.

     "ATLANTIC DILUTION RESERVE" means, at any time, an amount equal to the product of (i) the highest Dilution Ratio as of the preceding six (6) months and
(ii) the Atlantic Net Investment at such time.

     "ATLANTIC DISCOUNT" means, with respect to any Atlantic Tranche Period:

                                 (TR x TNI x AD)
                                             --
                                            360

Where:

TR =  the Atlantic Tranche Rate applicable to such Tranche Period.
TNI = the portion of the Atlantic Net Investment allocated to such Atlantic
      Tranche Period.
AD =  the actual number of days during such Atlantic Tranche Period.

PROVIDED, HOWEVER, that no provision of this Agreement shall require the payment or permit the collection of Atlantic Discount in excess of the maximum amount permitted by applicable law; and PROVIDED, FURTHER, that Atlantic Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

     "ATLANTIC DISCOUNT RESERVE" means, at any time, an amount equal to:

                                     TD + LY

Where:

TD      =         the sum of the unpaid Atlantic Discount for all Atlantic
                  Tranche Periods.
LY      =         the Atlantic Liquidation Yield

     "ATLANTIC EARLY COLLECTION FEE" means, for any Tranche Period (such Atlantic Tranche Period to be determined without regard to the last sentence in
Section 2.3(a)(ii) hereof) during which the portion of the Atlantic Net Investment that was allocated to such Atlantic Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional Atlantic Discount that would have accrued during such Atlantic Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipients of such reductions from investing the proceeds of such reductions.

     "ATLANTIC EURODOLLAR TRANCHE" means an Atlantic Tranche as to which Atlantic Discount is calculated at the Eurodollar Rate.

     "ATLANTIC EURODOLLAR TRANCHE PERIOD" means, with respect to an Atlantic Eurodollar Tranche, prior to the Atlantic Termination Date, a period of up to one month requested by the Transferor and agreed to by the Atlantic Agent, commencing on a Business Day requested by the Transferor and agreed to by the Atlantic Agent; PROVIDED, HOWEVER, that if such Atlantic Eurodollar Tranche Period would expire on a day which is not a Business Day, such Atlantic Eurodollar Tranche Period shall expire on the next succeeding Business Day; PROVIDED, FURTHER, that if such Atlantic Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Atlantic Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Atlantic Eurodollar Tranche Period shall expire on the last Business Day of such month.

     "ATLANTIC FACILITY LIMIT" means $102,000,000 provided that such amount may not at any time exceed the aggregate Commitments with respect to the Atlantic Bank Investors at any time in effect.

     "ATLANTIC LIQUIDATION YIELD" means, at any time, an amount equal to:

                          (RVF x LBR x NI) x (EM + CD)
                                             ---------
                                                360

Where:

RVF     =         the Atlantic Rate Variance Factor;
LBR     =         the Base Rate which is applicable to the liquidation period of the Atlantic Net Investment at such time;
NI      =         the Atlantic Net Investment;
EM      =         the Estimated Maturity Period of the Receivables; and
CD      =         the Collection Delay.

     "ATLANTIC LOSS RESERVE" means, on any day, an amount equal to:

                           LP x (NI + DLR + DR + SFR)

Where:

LP      =         the Loss Percentage at the close of business of the Collection
                  Agent on such day;
NI      =         the Atlantic Net Investment at the close of business of the
                  Collection Agent on such day;
DLR     =         the Atlantic Dilution Reserve at the close of business of the
                  Collection Agent on such day;
DR      =         the Atlantic Discount Reserve at the close of business of the
                  Collection Agent on such day; and
SFR     =         the Atlantic Servicing Fee Reserve at the close of business of the Collection Agent on such day.

Notwithstanding the foregoing, the Atlantic Loss Reserve shall at all times be at least equal to $8,000,000.

     "ATLANTIC MAXIMUM NET INVESTMENT" means $100,000,000.

     "ATLANTIC NET INVESTMENT" means the sum of the cash amounts paid to the Transferor by or on behalf of Atlantic and/or the Atlantic Bank Investors for each Incremental Transfer less the aggregate amount of Collections received and applied by the Agent to reduce such Atlantic Net Investment pursuant to Sections 2.5, 2.6 or 2.9 hereof; PROVIDED that the Atlantic Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and PROVIDED FURTHER that the Atlantic Net Investment may be increased by the amount described in Section 10.7(d) as described therein.

     "ATLANTIC PERCENTAGE FACTOR" shall mean the fraction (expressed as a percentage) computed at any time of determination as follows:

                            NI + LR + DLR + DR + SFR
                            ------------------------
                                       NRB

Where:

NI      =         the Atlantic Net Investment at the time of such computation;
LR      =         the Atlantic Loss Reserve at the time of such computation;
DLR     =         the Atlantic Dilution Reserve at the time of such computation;
DR      =         the Atlantic Discount Reserve at the time of such computation;
SFR     =         the Atlantic Servicing Fee Reserve at the time of such
                  computation; and
NRB     =         the Net Receivables Balance at the time of such computation as reduced by the amount of all Deemed Collections which have been received by the Agent.

     "ATLANTIC PROGRAM FEE" means the fee payable by the Transferor to the Atlantic Agent pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

     "ATLANTIC RATE VARIANCE FACTOR" means the number, computed from time to time in good faith by the Atlantic Agent, that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Atlantic Agent from time to time, set forth in a written notice by the Atlantic Agent to the Agent, the Transferor and the Collection Agent.

     "ATLANTIC REINVESTMENT TERMINATION DATE" means the second Business Day after the delivery by the Atlantic Agent to the Transferor of written notice that Atlantic elects to commence the amortization of its interest in the Atlantic Net Investment or otherwise liquidate its interest in the Transferred Interest.

     "ATLANTIC SERVICING FEE RESERVE" means at any time the sum of (i) the Servicing Fee with respect to Atlantic or the Atlantic Bank Investors, as applicable, for all Atlantic Tranches and (ii) an amount equal to the product of
(A) the Atlantic Net Investment at such time, and (B) the Servicing Fee percentage and (C) a fraction having as the numerator, the sum of the Estimated Maturity Period and the Collection Delay and as the denominator, 360.

     "ATLANTIC TERMINATION DATE" means the earliest of (i) that Business Day designated by the Transferor to the Agent and the Atlantic Agent as the Atlantic Termination Date at any time following 60 days' written notice to the Agent and the Atlantic Agent, (ii) the date of termination of the commitment of the related Liquidity Provider under the related Liquidity Provider Agreement applicable to Atlantic, (iii) the date of termination of the commitment of the related Credit Support Provider under the related Credit Support Agreement applicable to Atlantic, (iv) the day upon which an Atlantic Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (v) two Business Days prior to the Atlantic Commitment Termination Date, (vi) the day on which an Atlantic Reinvestment Termination Date shall occur, or (vii) the Purchase Termination Date.

     "ATLANTIC TRANCHE" means a portion of the Atlantic Net Investment allocated to an Atlantic Tranche Period pursuant to Section 2.3 hereof.

     "ATLANTIC TRANCHE PERIOD" means an Atlantic CP Tranche Period, an Atlantic BR Tranche Period, an Atlantic CD Tranche Period or an Atlantic Eurodollar Tranche Period.

     "ATLANTIC TRANCHE RATE" means the Atlantic CP Rate, the Base Rate, the CD Rate or the Eurodollar Rate.

     "ATLANTIC FACILITY FEE" means the fee payable by the Transferor to the Atlantic Agent pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

     "AVERAGE COLLECTION PERIOD" means at any time a period of days equal to the product of (i) a fraction the numerator of which shall be the amount set forth in the most recent Investor Report as the "Beginning Balance" of the Receivables and the denominator of which shall be the Collections as set forth in the most recent Investor Report and (ii) thirty (30).

     "BASE RATE" or "BR" means, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Agent) and (ii) sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor or any ERISA Affiliate of the Transferor, is or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

     "BUSINESS DAY" means any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina, Ontario, California or Clearwater, Florida are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

     "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

     "CD RATE" shall mean, with respect to any Enterprise CD Tranche Period, Atlantic CD Tranche Period or Liberty CD Tranche, as applicable, a rate which is the Applicable Margin in excess of a rate per annum equal to the sum (rounded upward to the nearest 1/100 of 1%) of (A) the rate obtained by dividing (x) the Certificate of Deposit Rate for such Enterprise CD Tranche Period, Atlantic CD Tranche Period or Liberty CD Tranche by (y) a percentage equal to 100% minus the stated maximum rate for all reserve requirements as specified in Regulation D (including without limitation any marginal, emergency, supplemental, special or other reserves) that would be applicable during such Enterprise CD Tranche Period, Atlantic CD Tranche Period or Liberty CD Tranche to a negotiable certificate of deposit in excess of $100,000, with a maturity approximately equal to such Enterprise CD Tranche Period, Atlantic CD Tranche Period or Liberty CD Tranche, of any member bank of the Federal Reserve System plus (B) the then daily net annual assessment rate (rounded upward, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for insuring such certificates of deposit.

     "CERTIFICATE" means the certificate issued to the Agent for the benefit of the Investors pursuant to Section 2.2(d) hereof.

     "CERTIFICATE OF DEPOSIT RATE" means, with respect to any Enterprise CD Tranche Period, Atlantic CD Tranche Period or Liberty CD Tranche Period, as applicable, the average of the bid rates determined by the Agent to be bid rates per annum, at approximately 10:00 a.m. (New York City time) on the Business Day before the first day of such Enterprise CD Tranche Period, Atlantic CD Tranche Period or Liberty CD Tranche Period for which such CD Rate is to be applicable, of two or more New York certificate of deposit dealers of recognized standing selected by the Agent for the purchase in New York from the Agent at face value of certificates of deposit of the Agent in an aggregate amount approximately comparable to the amount of Enterprise CD Tranche, Atlantic CD Tranche or Liberty CD Tranche to which such CD Rate is to be applicable and with a maturity approximately equal to the applicable Enterprise CD Tranche Period, Atlantic CD Tranche Period or Liberty CD Tranche Period.

     "CLOSING DATE" means February 10, 1999

     "COLLATERAL AGENT" means (A) with respect to Enterprise, NationsBank N.A., as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties, (B) with respect to Atlantic, Credit Lyonnais New York Branch, as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties, and (C) with respect to Liberty, The Bank of Nova Scotia, as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

     "COLLECTION ACCOUNT" means the account, established by the Agent, for the benefit of Enterprise Atlantic, Liberty, the Enterprise Bank Investors, the Atlantic Bank Investors and the Liberty Bank Investors pursuant to Section 2.12.

     "COLLECTION AGENT" means at any time the Person then authorized pursuant to
Section 6.1 to service, administer and collect Receivables.

     "COLLECTION AGENT ACCOUNT" means the account, established by the Collection Agent, for the benefit of the Investors pursuant to Section 2.8(b).

     "COLLECTION DELAY" means 30 days.

     "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable and any Deemed Collections of such Receivable.

     "COMMERCIAL PAPER" means the promissory notes issued by Enterprise, Atlantic or Liberty, as applicable, in the commercial paper market.

     "COMMITMENT" means (i) with respect to each Enterprise Bank Investor, Atlantic Bank Investor and Liberty Bank Investor party hereto, the commitment of such Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor to make acquisitions from the Transferor or Enterprise (in the case of the Enterprise Bank Investors), Atlantic (in the case of the Atlantic Bank Investors) or Liberty (in the case of the Liberty Bank Investors) in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Enterprise Bank Investor's, Atlantic Bank Investor's or Liberty Bank Investor's signature on the signature page hereto under the heading "COMMITMENT", MINUS the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement PLUS the dollar amount of any increase to such the Enterprise Bank Investor's, Atlantic Bank Investor's or Liberty Bank Investor's Commitment consented to by such Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor prior to the time of determination, (ii) with respect to any assignee of an Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor party hereto taking pursuant to an Assignment and

Assumption Agreement, the commitment of such assignee to make acquisitions from the Transferor or Enterprise, Atlantic or Liberty, as applicable, not to exceed the amount set forth in such Assignment and Assumption Agreement MINUS the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination and
(iii) with respect to any assignee of an assignee referred to in clause (ii), the commitment of such assignee to make acquisitions from the Transferor or Enterprise, Atlantic or Liberty, as applicable, not to exceed the amount set forth in an Assignment and Assumption Agreement between such assignee and its assign.

     "CONCENTRATION FACTOR" means for any Designated Obligor (a) 2% of the Outstanding Balance of all Eligible Receivables; provided however, that for up to three (3) Designated Obligors at any one time, 2.5% of the Outstanding Balance of all Eligible Receivables at such time; PROVIDED FURTHER, HOWEVER, that with respect to any Designated Obligor and its affiliates whose long term unsecured debt obligations are rated at least "A1" by Moody's and at least "A+" by Standard & Poor's and with respect to which rating neither Moody's nor Standard & Poor's shall have made a public announcement anticipating a downgrading of such Designated Obligor's long term unsecured debt obligations to a rating less than the aforementioned ratings ("A1/A+ RATED OBLIGORS") 5% of the Outstanding Balance of all Eligible Receivables at such time, or (b) such other greater amount determined by the Agent in the reasonable exercise of its good faith judgment and with the consent of the Majority Investors and disclosed in a written notice delivered to the Transferor.

     "CONSOLIDATED FIXED CHARGE RATIO" has the meaning specified in Exhibit N hereto.

     "CONSOLIDATED TANGIBLE NET WORTH" has the meaning specified in Exhibit N hereto.

     "CONSOLIDATED TOTAL LIABILITIES" has the meaning specified in Exhibit N hereto.

     "CONTRACT" means an agreement or invoice in substantially the form of one of the forms set forth in Exhibit A attached hereto or otherwise approved by the Agent, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered.

     "CREDIT AND COLLECTION POLICY" shall mean Tech Data's and the Transferor's credit and collection policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, as modified from time to time in compliance with Section 5.2(c).

     "CREDIT SUPPORT AGREEMENT" means with respect to Enterprise, Atlantic and Liberty, respectively, the agreement between Enterprise, Atlantic or Liberty, as applicable, and the related Credit Support Provider evidencing the obligation of such Credit Support Provider to provide credit support to Enterprise, Atlantic or Liberty, as applicable, in connection with the issuance by Enterprise, Atlantic or Liberty, respectively, of its Commercial Paper.

     "CREDIT SUPPORT PROVIDER" means the Person or Persons who provides credit support to Enterprise, Atlantic or Liberty, respectively, in connection with the issuance by Enterprise, Atlantic or Liberty, respectively, of Commercial Paper.

     "CURRENT RECEIVABLE" means any Receivable with respect to which no payment is outstanding beyond the date on which such payment was due.

     "DEEMED COLLECTIONS" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b) hereof.

     "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred with respect to the Obligor thereof; (iii) which has been identified by the Collection Agent as uncollectible; or (iv) which, consistent with the Credit and Collection Policy, should be written off the Transferor's books as uncollectible.

     "DELINQUENCY RATIO" means, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all outstanding Receivables as to which on the date of determination, any payment or part thereof, remains unpaid for more than 30 days from the original due date for such Receivable and which is not a Defaulted Receivable, by (ii) the aggregate Outstanding Balance of all Receivables as of such date less Defaulted Receivables as of such date.

     "DELINQUENT RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

     "DESIGNATED OBLIGOR" means, at any time, each Obligor; PROVIDED, HOWEVER, that any Obligor shall cease to be a Designated Obligor upon notice from the Agent to the Transferor and the Collection Agent, delivered at any time in good faith and based upon reasonable criteria.

     "DILUTION RATIO" means, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate amount of credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, charge back allowances and other dilutive factors, and any other billing or other adjustment by the Transferor or the Collection Agent, provided to Obligors in respect of Receivables during the preceding three months (including such month) by (ii) the aggregate Outstanding Balance of all Receivables which arose during the three month period commencing with the first day of the fourth preceding month and ending with the last day of the second preceding month.

     "ELIGIBLE INVESTMENTS" means any of the following: (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; PROVIDED, HOWEVER, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies, (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

     "ELIGIBLE RECEIVABLE" means, at any time, any Receivable:

         (i) which has been transferred by Tech Data to the Transferor and to which the Transferor has good title thereto, free and clear of all Adverse Claims;

         (ii) the Obligor of which is a United States resident, is a Designated Obligor at the time of the initial creation of an interest therein hereunder, is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

         (iii) which is not a Defaulted Receivable at the time of the initial creation of an interest of the Agent therein hereunder;

         (iv) which is not a Delinquent Receivable at the time of the initial creation of an interest of the Agent therein;

         (v) which, (A) arises pursuant to a Contract with respect to which each of the Seller and the Transferor has performed all obligations required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder;
     (B) has
    been billed; and (C) according to the Contract related thereto, is required to be paid in full within 60 days of the original billing date therefor;

         (vi) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

         (vii) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

         (viii) which is an "account" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

         (ix) which is denominated and payable only in United States dollars in the United States;

         (x) which, arises under a Contract that together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and, to the best knowledge of the Collection Agent or the Transferor is not subject to any litigation, dispute, offset, counterclaim or other defense at such time;

         (xi) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

         (xii) which (A) satisfies, in all material respects, all applicable requirements of the applicable Credit and Collection Policy and (B) is assignable;

         (xiii) which was generated in the ordinary course of Tech Data's business; and

         (xiv) the Obligor of which has been directed to make all payments to a specified account of the Collection Agent with respect to which there shall be a Lock-Box Agreement in effect.

     "ENTERPRISE" means Enterprise Funding Corporation, and its successors and assigns.

     "ENTERPRISE AGENT" means NationsBank, N.A., in its capacity as agent for Enterprise and the Enterprise Bank Investors, and any successor thereto appointed pursuant to Article IX.

     "ENTERPRISE BANK INVESTORS" shall mean NationsBank, N.A. and its successors and assigns who are or become parties to this Agreement pursuant to an Assignment and Assumption Agreement.

     "ENTERPRISE BR TRANCHE" means an Enterprise Tranche as to which Enterprise Discount is calculated at the Base Rate.

     "ENTERPRISE BR TRANCHE PERIOD" means, with respect to an Enterprise BR Tranche, either (i) prior to the Enterprise Termination Date, a period of up to 30 days requested by the Transferor and agreed to by Enterprise or NationsBank on behalf of the Liquidity Provider, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by Enterprise or NationsBank, as the case may be, or (ii) after the Enterprise Termination Date, a period of one day. If such Enterprise BR Tranche Period would end on a day which is not a Business Day, such Enterprise BR Tranche Period shall end on the next succeeding Business Day.

     "ENTERPRISE CD TRANCHE" means an Enterprise Tranche as to which Enterprise Discount is calculated at the CD Rate.

     "ENTERPRISE CD TRANCHE PERIOD" means, with respect to an Enterprise CD Tranche, either (i) prior to the Enterprise Termination Date, a period of up to one month requested by the Transferor and agreed to by Enterprise or NationsBank, or the Agent, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by Enterprise or NationsBank, as the case may be, or (ii) after the Enterprise Termination Date, a period of one day. If such Enterprise CD Tranche Period would end on a day which is not a Business Day, such Enterprise CD Tranche Period shall end on the next succeeding Business Day.

     "ENTERPRISE COMMITMENT TERMINATION DATE" means February 9, 2000, or such later date to which the Enterprise Commitment Termination Date may be extended by Transferor, the Enterprise Agent and the Enterprise Bank Investors not later than 60 days prior to the then current Enterprise Commitment Termination Date.

     "ENTERPRISE CP RATE" means, with respect to any Enterprise CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such Enterprise CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by Enterprise, PROVIDED, HOWEVER, that if the rate (or rates) as agreed between any such agent or dealer and Enterprise is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from Enterprise's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

     "ENTERPRISE CP TRANCHE" means an Enterprise Tranche as to which Enterprise Discount is calculated at an Enterprise CP Rate.

     "ENTERPRISE CP TRANCHE PERIOD" means, with respect to an Enterprise CP Tranche, a period of days not to exceed 90 days commencing on a Business Day requested by the Transferor and agreed to by Enterprise pursuant to Section 2.3. If an Enterprise CP Tranche Period would end on a day which is not a Business Day, such Enterprise CP Tranche Period shall end on the next succeeding Business Day.

     "ENTERPRISE DEALER FEE" means the fee payable by the Transferor to Enterprise Agent, on behalf of Enterprise, pursuant to Section 2.4 hereof, the terms of which are set forth in the Fee Letter.

     "ENTERPRISE DILUTION RESERVE" means, at any time, an amount equal to the product of (i) the highest Dilution Ratio as of the preceding six (6) months and
(ii) the Enterprise Net Investment at such time.

     "ENTERPRISE DISCOUNT" means, with respect to any Enterprise Tranche Period:

                                 (TR x TNI x AD)
                                             --
                                             360

Where:

TR = the Enterprise Tranche Rate applicable to such Enterprise Tranche Period. TNI = the portion of the Enterprise Net Investment allocated to such Enterprise
      Tranche Period.
AD  = the actual number of days during such Enterprise Tranche Period.

PROVIDED, HOWEVER, that no provision of this Agreement shall require the payment or permit the collection of Enterprise Discount in excess of the maximum amount permitted by applicable law; and PROVIDED, FURTHER, that Enterprise Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

     "ENTERPRISE DISCOUNT RESERVE" means, at any time, an amount equal to:

                                     TD + LY

Where:

TD      =         the sum of the unpaid Enterprise Discount for all Enterprise
                  Tranche Periods.

LY     =          the Enterprise Liquidation Yield

     "ENTERPRISE EARLY COLLECTION FEE" means, for any Enterprise Tranche Period (such Enterprise Tranche Period to be determined without regard to the last sentence in Section 2.3(a) hereof) during which the portion of the Enterprise Net Investment that was allocated to such Enterprise Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional Enterprise Discount that would have accrued during such Enterprise Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipients of such reductions from investing the proceeds of such reductions.

     "ENTERPRISE EURODOLLAR TRANCHE" means the Enterprise Tranche as to which the Enterprise Discount is calculated at the Eurodollar Rate.

     "ENTERPRISE EURODOLLAR TRANCHE PERIOD" means, with respect to an Enterprise Eurodollar Tranche, prior to the Enterprise Termination Date, a period of up to one month requested by the Transferor and agreed to by Enterprise or NationsBank, on behalf of the Liquidity Provider, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by Enterprise or NationsBank, as applicable; PROVIDED, HOWEVER, that if such Enterprise Eurodollar Tranche Period would expire on a day which is not a Business Day, such Enterprise Eurodollar Tranche Period shall expire on the next succeeding Business Day; PROVIDED, FURTHER, that if such Enterprise Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Enterprise Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Enterprise Eurodollar Tranche Period shall expire on the last Business Day of such month.

     "ENTERPRISE FACILITY LIMIT" means $255,000,000 provided that such amount may not at any time exceed the aggregate Commitments with respect to the Enterprise Bank Investors at any time in effect.

     "ENTERPRISE LIQUIDATION YIELD" means, at any time, an amount equal to:

                          (RVF x LBR x NI) x (EM + CD)
                                              -------
                                                360

Where:

RVF     =         the Enterprise Rate Variance Factor;
LBR     =         the Base Rate which is applicable to the liquidation period of the Enterprise Net Investment at such time;

NI      =         the Enterprise Net Investment;
EM      =         the Estimated Maturity Period of the Receivables; and
CD      =         the Collection Delay.

     "ENTERPRISE LOSS RESERVE" means, on any day, an amount equal to:

                           LP x (NI + DLR + DR + SFR)

Where:

LP      =         the Loss Percentage at the close of business of the Collection
                  Agent on such day;
NI      =         the Enterprise Net Investment at the close of business of the
                  Collection Agent on such day;
DLR     =         the Enterprise Dilution Reserve at the close of business of the Collection Agent on such day;
DR      =         the Enterprise Discount Reserve at the close of business of the Collection Agent on such day; and
SFR     =         the Enterprise Servicing Fee Reserve at the close of business of the Collection Agent on such day.

Notwithstanding the foregoing, the Enterprise Loss Reserve shall at all times be at least equal to $20,000,000.

     "ENTERPRISE MAXIMUM NET INVESTMENT" means $250,000,000.

     "ENTERPRISE NET INVESTMENT" means the sum of the cash amounts paid to the Transferor by or on behalf of Enterprise and/or the Enterprise Bank Investors for each Incremental Transfer less the aggregate amount of Collections received and applied by the Agent to reduce such Net Investment pursuant to Section 2.5,
2.6 or 2.9 hereof; PROVIDED that the Enterprise Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and PROVIDED FURTHER that the Enterprise Net Investment may be increased by the amount described in Section 10.7(d) as described therein.

     "ENTERPRISE PERCENTAGE FACTOR" shall mean the fraction (expressed as a percentage) computed at any time of determination as follows:

                            NI + LR + DLR + DR + SFR
                            ------------------------
                                       NRB

Where:

NI       =        the Enterprise Net Investment at the time of such computation;
LR       =        the Enterprise Loss Reserve at the time of such computation;
DLR      =        the Enterprise Dilution Reserve at the time of such
                  computation;
DR       =        the Enterprise Discount Reserve at the time of such
                  computation;
SFR      =        the Enterprise Servicing Fee Reserve at the time of such
                  computation; and
NRB      =        the Net Receivables Balance at the time of such computation as reduced by the amount of all Deemed Collections.

     "ENTERPRISE PROGRAM FEE" means the fee payable by the Transferor to Enterprise pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

     "ENTERPRISE RATE VARIANCE FACTOR" means the number, computed from time to time in good faith by the Enterprise Agent, that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Enterprise Agent from time to time, set forth in a written notice by the Enterprise Agent to the Agent, the Transferor and the Collection Agent.

     "ENTERPRISE REINVESTMENT TERMINATION DATE" means the second Business Day after the delivery by Enterprise to the Transferor of written notice that Enterprise elects to commence the amortization of its interest in the Enterprise Net Investment or otherwise liquidate its interest in the Transferred Interest.

     "ENTERPRISE SERVICING FEE RESERVE" means at any time the sum of (i) the Servicing Fee with respect to Enterprise or the Enterprise Bank Investors, as applicable, for all Enterprise Tranches and (ii) an amount equal to the product of (A) the Enterprise Net Investment at such time, and (B) the Servicing Fee percentage and (C) a fraction having as the numerator, the sum of the Estimated Maturity Period and the Collection Delay and as the denominator, 360.

     "ENTERPRISE TERMINATION DATE" means the earliest of (i) that Business Day designated by the Transferor to the Agent and Enterprise as the Enterprise Termination Date at any time following 60 days' written notice to the Agent, Enterprise and the Enterprise Agent (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement applicable to Enterprise, (iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement applicable to Enterprise, (iv) the day upon which the

Enterprise Termination Date is declared or automatically occurs pursuant to
Section 7.2(a) hereof, (v) two Business Days prior to the Enterprise Commitment Termination Date, (vi) the day on which an Enterprise Reinvestment Termination Date shall occur, or (vii) the Purchase Termination Date.

     "ENTERPRISE TRANCHE" means a portion of the Enterprise Net Investment allocated to an Enterprise Tranche Period pursuant to Section 2.3 hereof.

     "ENTERPRISE TRANCHE PERIOD" means an Enterprise CP Tranche Period, an Enterprise BR Tranche Period, a CD Tranche Period or a Eurodollar Tranche Period.

     "ENTERPRISE FACILITY FEE" means the fee payable by the Transferor to Enterprise pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

     "ENTERPRISE TRANCHE RATE" means the Enterprise CP Rate, the Base Rate, the CD Rate or the Eurodollar Rate, as applicable.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA AFFILIATE" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

     "ESTIMATED MATURITY PERIOD" means, at any time, the period, rounded upward to the nearest whole number of days, equal to the weighted average number of days until due of the Receivables as calculated by the Collection Agent in good faith and set forth in the most recent Investor Report, such calculation to be based on the assumptions that (a) each Receivable within a particular aging category, (as set forth in the Investor Report) will be paid on the last day of such aging category and (b) the last day of the last such aging category coincides with the last date on which any Outstanding Balance of any Receivables would be written off as uncollectible or charged against any applicable reserve or similar account in accordance with the objective requirements of the Credit and Collection Policy and the Transferor's normal accounting practices applied on a basis consistent with those reflected in the Transferor's financial statements, PROVIDED, HOWEVER, that if any of the Investors shall reasonably disagree with any such calculation, the Agent may recalculate the Estimated Maturity Period on the basis of such calculation at such time, and such recalculation, in the absence of manifest error, shall be conclusive.

     "EURODOLLAR RATE" means, with respect to any Enterprise Eurodollar Tranche Period, Atlantic Eurodollar Tranche Period or Liberty Eurodollar Tranche Period, a rate which is the

Applicable Margin in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such Enterprise Eurodollar Tranche Period, Atlantic Eurodollar Tranche Period or Liberty Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Enterprise Eurodollar Tranche Period, Atlantic Eurodollar Tranche Period or Liberty Eurodollar Tranche Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

     "EVENT OF BANKRUPTCY", means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

     "FACILITY LIMIT" means the sum of the Enterprise Facility Limit, the Atlantic Facility Limit and the Liberty Facility Limit.

     "FEE LETTER" means the letter agreement dated the date hereof between the Transferor, the Collection Agent, Enterprise, Atlantic, Liberty, the Agent, the Enterprise Agent, the Atlantic Agent and the Liberty Agent with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented from time to time.

     "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

     "GUARANTY" means the agreement of guarantee of the Guarantor set forth in
Article IX hereof.

     "INCREMENTAL TRANSFER" means a Transfer which is made pursuant to Section 2.2(a) hereof.

     "INDEBTEDNESS" means, with respect to any Person, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

     "INDEMNIFIED AMOUNTS" has the meaning specified in Section 8.1 hereof.

     "INDEMNIFIED PARTIES" has the meaning specified in Section 8.1 hereof.

     "INTEREST COMPONENT" shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions).

     "INVESTORS" means Enterprise, Atlantic, Liberty, the Enterprise Bank Investors, the Atlantic Bank Investors and/or the Liberty Bank Investors, as the context requires.

     "INVESTOR REPORT" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and the Agent, furnished by the Collection Agent pursuant to Section 2.11.

     "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     "LIBERTY AGENT" means The Bank of Nova Scotia, a banking corporation organized and existing under the laws of Canada, acting through its New York Agency, in its capacity as agent for Liberty and the Liberty Bank Investors, and any successor thereto appointed pursuant to Article IX.

     "LIBERTY BANK INVESTORS" shall mean The Bank of Nova Scotia, and its successors and assigns who are or become parties to this Agreement pursuant to an Assignment and Assumption Agreement.

     "LIBERTY BR TRANCHE" means a Liberty Tranche as to which Liberty Discount is calculated at the Base Rate.

     "LIBERTY BR TRANCHE PERIOD" means, with respect to a Liberty BR Tranche, either (i) prior to the Liberty Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Liberty Agent commencing on a Business Day requested by the Transferor and agreed to by the Liberty Agent or (ii) after the Liberty Termination Date, a period of one day. If such Liberty BR Tranche Period would end on a day which is not a Business Day, such Liberty BR Tranche Period shall end on the next succeeding Business Day.

     "LIBERTY CD TRANCHE" means a Liberty Tranche as to which Liberty Discount is calculated at the CD Rate.

     "LIBERTY CD TRANCHE PERIOD" means, with respect to a Liberty CD Tranche, either (i) prior to the Liberty Termination Date, a period of up to one month requested by the Transferor and agreed to by the Liberty Agent commencing on a Business Day requested by the Transferor and agreed to by the Liberty Agent or
(ii) after the Termination Date, a period of one day. If such Liberty CD Tranche Period would end on a day which is not a Business Day, such Liberty CD Tranche Period shall end on the next succeeding Business Day.

     "LIBERTY COMMITMENT TERMINATION DATE" means February 9, 2000, or such later date to which the Liberty Commitment Termination Date may be extended by Transferor, the Liberty Agent and the Liberty Bank Investors not later than 60 days prior to the then current Liberty Commitment Termination Date.

     "LIBERTY CP RATE" means, with respect to any Liberty CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Liberty's Commercial Paper having a term equal to such Liberty CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by Liberty, PROVIDED, HOWEVER, that if the rate (or rates) as agreed between any such agent or dealer and Liberty is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from Liberty's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

     "LIBERTY CP TRANCHE" means a Liberty Tranche as to which Liberty Discount is calculated at a Liberty CP Rate.

     "LIBERTY CP TRANCHE PERIOD" means, with respect to a Liberty CP Tranche, a period of days not to exceed 90 days commencing on a Business Day requested by the Transferor and agreed to by the Liberty Agent pursuant to Section 2.3. If a Liberty CP Tranche Period would end on a day which is not a Business Day, such Liberty CP Tranche Period shall end on the next succeeding Business Day.

     "LIBERTY DEALER FEE" means the fee payable by the Transferor to the Liberty Agent, on behalf of Liberty pursuant to Section 2.4 hereof, the terms of which are set forth in the Fee Letter.

     "LIBERTY DILUTION RESERVE" means, at any time, an amount equal to the product of (i) the highest Dilution Ratio as of the preceding six (6) months and
(ii) the Liberty Net Investment at such time.

     "LIBERTY DISCOUNT" means, with respect to any Liberty Tranche Period:

                                 (TR x TNI x AD)
                                             --
                                             360

Where:

TR  = the Liberty Tranche Rate applicable to such Tranche Period.
TNI = the portion of the Liberty Net Investment allocated to such Liberty
      Tranche Period.
AD  = the actual number of days during such Liberty Tranche Period.

PROVIDED, HOWEVER, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and PROVIDED, FURTHER, that Liberty Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason, with respect to a Liberty CP Tranche, a period of days not to exceed 90 days commencing on a Business Day requested by the Transferor and agreed to by Liberty pursuant to Section 2.3. If a Liberty CP Tranche Period and on a day which is not a Business Day, such Liberty CP Tranche Period shall and on the next succeeding Business Day.

     "LIBERTY DISCOUNT RESERVE" means, at any time, an amount equal to:

                                     TD + LY

Where:

TD       =        the sum of the unpaid Liberty Discount for all Liberty Tranche
                  Periods
LY       =        the Liberty Liquidation Yield

     "LIBERTY EARLY COLLECTION FEE" means, for any Liberty Tranche Period (such Liberty Tranche Period to be determined without regard to the last sentence in
Section 2.3(a) hereof) during which the portion of the Liberty Net Investment that was allocated to such Liberty Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional Liberty Discount that would have accrued during such Liberty Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipients of such reductions from investing the proceeds of such reductions in investments permissible for Liberty.

     "LIBERTY EURODOLLAR TRANCHE" means a Tranche as to which Liberty Discount is calculated at the Eurodollar Rate.

     "LIBERTY EURODOLLAR TRANCHE PERIOD" means, with respect to a Liberty Eurodollar Tranche, prior to the Liberty Termination Date, a period of up to one month requested by the Transferor and agreed to by the Liberty Agent commencing on a Business Day requested by the Transferor and agreed to by the Liberty Agent; PROVIDED, HOWEVER, that if such Liberty Eurodollar Tranche Period would expire on a day which is not a Business Day, such Liberty Eurodollar Tranche Period shall expire on the next succeeding Business Day; PROVIDED, FURTHER, that if such Liberty Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Liberty Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Liberty Eurodollar Tranche Period shall expire on the last Business Day of such month.

     "LIBERTY FACILITY LIMIT" means $153,000,000 provided that such amount may not at any time exceed the aggregate Commitments with respect to the Liberty Bank Investors at any time in effect.

     "LIBERTY LIQUIDATION YIELD" means, at any time, an amount equal to:

                          (RVF x LBR x NI) x (EM + CD)
                                              -------
                                                360

Where:

RVF      =        the Liberty Rate Variance Factor;
LBR      =        the Base Rate which is applicable to the liquidation period of the Liberty Net Investment at such time;
NI       =        the Liberty Net Investment;
EM       =        the Estimated Maturity Period of the Receivables; and
CD       =        the Collection Delay.

     "LIBERTY LOSS RESERVE" means, on any day, an amount equal to:

                           LP x (NI + DLR + DR + SFR)

Where:

LP       =        the Loss Percentage at the close of business of the Collection
                  Agent on such day;

NI       =        the Liberty Net Investment at the close of business of the
                  Collection Agent on such day;
DLR      =        the Liberty Dilution Reserve at the close of business of the
                  Collection Agent on such day;
DR       =        the Liberty Discount Reserve at the close of business of the
                  Collection Agent on such day; and
SFR      =        the Liberty Servicing Fee Reserve at the close of business of the Collection Agent on such day.

Notwithstanding the foregoing, the Liberty Loss Reserve shall at all times be at least equal to $12,000,000.

     "LIBERTY MAXIMUM NET INVESTMENT" means $150,000,000.

     "LIBERTY NET INVESTMENT" means the sum of the cash amounts paid to the Transferor by or on behalf of Liberty and/or the Liberty Bank Investors for each Incremental Transfer less the aggregate amount of Collections received and applied by the Agent to reduce such Liberty Net Investment pursuant to Section 2.5, 2.6 or 2.9 hereof; PROVIDED that the Liberty Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and PROVIDED FURTHER that the Net Investment may be increased by the amount described in Section 10.7(d) as described therein.

     "LIBERTY PERCENTAGE FACTOR" shall mean the fraction (expressed as a percentage) computed at any time of determination as follows:

                            NI + LR + DLR + DR + SFR
                            ------------------------
                                       NRB

Where:

NI       =        the Liberty Net Investment at the time of such computation;
LR       =        the Liberty Loss Reserve at the time of such computation;
DLR      =        the Liberty Dilution Reserve at the time of such computation;
DR       =        the Liberty Discount Reserve at the time of such computation;
SFR      =        the Liberty Servicing Fee Reserve at the time of such
                  computation; and

NRB      =        the Net Receivables Balance at the time of such computation as reduced by the amount of all Deemed Collections.

     "LIBERTY PROGRAM FEE" means the fee payable by the Transferor to Liberty pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

     "LIBERTY RATE VARIANCE FACTOR" means the number, computed from time to time in good faith by the Liberty Agent, that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Liberty Agent from time to time, set forth in a written notice by the Liberty Agent to the Agent, the Transferor and the Collection Agent.

     "LIBERTY REINVESTMENT TERMINATION DATE" means the second Business Day after the delivery by Liberty to the Transferor of written notice that Liberty elects to commence the amortization of its interest in the Liberty Net Investment or otherwise liquidate its interest in the Transferred Interest.

     "LIBERTY SERVICING FEE RESERVE" means at any time the sum of (i) the Servicing Fee with respect to Liberty or the Liberty Bank Investors, as applicable, for all Liberty Tranches and (ii) an amount equal to the product of
(A) the Liberty Net Investment at such time, and (B) the Servicing Fee percentage and (C) a fraction having as the numerator, the sum of the Estimated Maturity Period and the Collection Delay and as the denominator, 360.

     "LIBERTY TERMINATION DATE" means the earliest of (i) that Business Day designated by the Transferor to the Agent and Liberty as the Liberty Termination Date at any time following 60 days' written notice to the Agent, Liberty and the Liberty Agent, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement applicable to Liberty, (iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement applicable to Liberty, (iv) the day upon which a Liberty Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (v) two Business Days prior to the Liberty Commitment Termination Date, (vi) the day on which a Liberty Reinvestment Termination Date shall occur, or (vii) the Purchase Termination Date.

     "LIBERTY TRANCHE" means a portion of the Liberty Net Investment allocated to a Liberty Tranche Period pursuant to Section 2.3 hereof.

     "LIBERTY TRANCHE PERIOD" means a Liberty CP Tranche Period, a Liberty BR Tranche Period, a CD Tranche Period or a Eurodollar Tranche Period.

     "LIBERTY TRANCHE RATE" means the Liberty CP Rate, the Base Rate, the CD Rate or the Eurodollar Rate, as applicable.

     "LIBERTY FACILITY FEE" means the fee payable by the Transferor to Liberty pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

     "LIBOR RATE" means, with respect to any Enterprise Eurodollar Tranche Period, Atlantic Eurodollar Tranche Period or Liberty Eurodollar Tranche Period, the rate at which deposits in dollars are offered to the Agent in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Enterprise Eurodollar Tranche Period, Atlantic Eurodollar Tranche Period or Liberty Eurodollar Tranche Period in an amount approximately equal to the Enterprise Eurodollar Tranche, Atlantic Eurodollar Tranche or Liberty Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the Enterprise Eurodollar Tranche Period, the Atlantic Eurodollar Tranche Period or the Liberty Eurodollar Tranche Period, as applicable.

     "LIQUIDITY PROVIDER" means the Person or Persons who will provide liquidity support to Enterprise, Atlantic or Liberty, as applicable, in connection with the issuance by Enterprise, Atlantic or Liberty, as applicable, of its Commercial Paper.

     "LIQUIDITY PROVIDER AGREEMENT" means the agreement between Enterprise, Atlantic or Liberty, as applicable, and the Liquidity Provider(s) evidencing the obligation of such Liquidity Provider(s) to provide liquidity support to Enterprise, Atlantic or Liberty, as applicable, in connection with the issuance by Enterprise, Atlantic or Liberty, as applicable, of its Commercial Paper.

     "LOCK-BOX ACCOUNT" means an account maintained by the Collection Agent at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

     "LOCK-BOX AGREEMENT" means an agreement between the Collection Agent and a Lock-Box Bank in substantially the form of Exhibit D hereto.

     "LOCK-BOX BANK" means each of the banks set forth in Exhibit C hereto and such banks as may be added thereto or deleted therefrom pursuant to Section 2.8 hereof.

     "LOSS PERCENTAGE" means on any day the greater of (i) 5 times the highest Loss-to-Liquidation Ratio as of the last day of the 12 months preceding the then current month, or (ii) 10 percent, or, if within 90 days from the Closing Date each of the Agent, the Enterprise Agent, the Atlantic Agent and the Liberty Agent has not received information regarding credit balance aging in substantially the same form as information currently provided to the Agent regarding the aging of Receivables, 15%.

     "LOSS-TO-LIQUIDATION RATIO" means, for any period of determination, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during such period, by (ii) the aggregate amount of Collections received by the Collection Agent during such period less Deemed Collections received and applied by the Agent for the period.

     "MAJORITY INVESTORS" shall have the meaning specified in Section 10.1(a) hereof.

     "MAXIMUM NET INVESTMENT" means the sum of the Enterprise Maximum Net Investment, the Atlantic Maximum Net Investment and the Liberty Maximum Net Investment.

     "MAXIMUM PERCENTAGE FACTOR" means 98%.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" means a "Multi employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, or any ERISA Affiliate of the Transferor on behalf of its employees.

     "NET INVESTMENT" means the sum of the Enterprise Net Investment, the Atlantic Net Investment and the Liberty Net Investment.

     "NET RECEIVABLES BALANCE" means at any time the Outstanding Balance of the Eligible Receivables at such time reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor exceeds the Concentration Factor for such Designated Obligor, PLUS (ii) the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables, PLUS (iii) the aggregate Outstanding Balance of all Eligible Receivables which are Delinquent Receivables.

     "OBLIGATIONS" shall have the meaning specified in Section 9.1.

     "OBLIGOR" means a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

     "OFFICIAL BODY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "OTHER TRANSFEROR" means any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with Enterprise.

     "OUTSTANDING BALANCE" means, with respect to any Receivable at any time, the then outstanding principal amount thereof including any accrued and outstanding Finance Charges related thereto.

     "PERCENTAGE FACTOR" means the sum of the Enterprise Percentage Factor, the Atlantic Percentage Factor and the Liberty Percentage Factor.

     "PERSON" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

     "POTENTIAL TERMINATION EVENT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

     "PRO RATA SHARE" means, (A) for the Enterprise Bank Investor, the Commitment of such Enterprise Bank Investor divided by the sum of the Commitments of all the Enterprise Bank Investors, (B) for an Atlantic Bank Investor, the Commitment of such Atlantic Bank Investor divided by the sum of the Commitments of all Atlantic Bank Investors, and (C) for an Liberty Bank Investor, the Commitment of such Liberty Bank Investor divided by the sum of the Commitments of all Liberty Bank Investors.

     "PROCEEDS" means "proceeds" as defined in Section 9.306(1) of the UCC.

     "PURCHASE AGREEMENT" means the Receivables Purchase Agreement dated as of December 21, 1993, between Tech Data and the Transferor, as the same may be amended, supplemented or otherwise modified.

     "PURCHASE TERMINATION DATE" means the date upon which the Transferor shall cease, for any reason whatsoever, to make purchases of Receivables from Tech Data under the Purchase Agreement or the Purchase Agreement shall terminate for any reason whatsoever.

     "PURCHASED INTEREST" means the interest in the Receivables acquired by a Liquidity Provider through purchase pursuant to the terms of a Liquidity Provider Agreement.

     "RECEIVABLE" means the indebtedness owed to the Transferor by any Obligor (without giving effect to any purchase hereunder by any Investor at any time) under a Contract whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of merchandise or services by Tech Data and thereafter transferred to the Transferor by Tech Data, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 hereof, it shall no longer constitute a Receivable hereunder.

     "RECEIVABLES SYSTEMS" means the computer applications involved in the origination, collection, management or servicing of the Receivables.

     "RECORDS" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

     "RELATED COMMERCIAL PAPER" shall mean, with respect to Commercial Paper issued by Enterprise, Atlantic or Liberty, Commercial Paper issued by Enterprise, Atlantic or Liberty, respectively, the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables with respect to the Transferor.

     "RELATED SECURITY" means with respect to any Receivable, all of the Transferor's rights, title and interest in, to and under:

         (i) all of the Transferor's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which by the Transferor gave rise to such Receivable;

         (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

         (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

         (iv) all Records related to such Receivable; and

         (v) all rights and remedies of the Transferor under the Purchase Agreement, together with all financing statements filed by the Transferor against the Seller in connection therewith; and

         (vi) all Proceeds of any of the foregoing.

     "SECTION 8.2 COSTS" has the meaning specified in Section 8.2(d) hereof.

     "SELLER" means Tech Data Corporation, a Florida corporation.

     "SERVICING FEE" means the fees payable by Enterprise or the Enterprise Bank Investors, Atlantic or the Atlantic Bank Investors and/or Liberty or the Liberty Bank Investors to the Collection Agent, with respect to an Enterprise Tranche, an Atlantic Tranche or a Liberty Tranche, as applicable, in an amount equal to
 .75% per annum on the amount of the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, allocated to such Enterprise Tranche, Atlantic Tranche or Liberty Tranche pursuant to Section
2.3. Such fee shall accrue from the date of the initial purchase of an interest in the Receivables to the later of the Enterprise Termination Date (in the case of Enterprise and the Enterprise Bank Investors), the Atlantic Termination Date (in the case of Atlantic and the Atlantic Bank Investors) or the Liberty Termination Date (in the case of Liberty and the Liberty Bank Investors) or the date on which the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, is reduced to zero. On or prior to the Enterprise Termination Date, the Atlantic Termination Date or the Liberty Termination Date, as applicable, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 hereof. After the Enterprise Termination Date, the Atlantic Termination Date or the Liberty Termination Date, as applicable, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in,
Section 2.6 hereof.

     "STANDARD & POOR'S" or "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     "SUBSIDIARY" of a Person means any corporation more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

     "SUPPLEMENTAL FEE LETTER" means that certain fee letter, dated as of February 10, 1999, between the Collection Agent, the Transferor and the Agent.

     "TERMINATION EVENT" means an event described in Section 7.1 hereof.

     "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Purchase Agreement, the Fee Letter, the Lock-Box Agreements, the Certificates, the Transfer Certificates and all of the other instruments, documents and other agreements executed and delivered by Tech Data or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "TRANSFER" means a conveyance, transfer and assignment by the Transferor to the Investors, as applicable, of an undivided percentage ownership interest in Receivables hereunder (including, without limitation, as a result of any reinvestment of Collections in the Transferred Interest pursuant to Section 2.2(b) and 2.5 hereof).

     "TRANSFER CERTIFICATE" has the meaning specified in Section 2.2(a) hereof.

     "TRANSFER DATE" means, with respect to each Transfer, the Business Day on which such Transfer is made.

     "TRANSFER PRICE" means with respect to any Incremental Transfer, the amount paid to the Transferor by the applicable Investors as described in the applicable Transfer Certificate.

     "TRANSFEROR" means Tech Data Finance, Inc., a California corporation, and its successors and permitted assigns.

     "TRANSFERRED INTEREST" means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable,
(ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the applicable Investors shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

     "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

     "UNPAID BALANCE" means, at any time, with respect to any Receivable, the outstanding principal amount of the indebtedness of the related Obligor incurred in connection with a particular purchase under or evidenced by such Receivable, exclusive of any sales or other tax, if any, included in or payable with respect to such purchase.

     "YEAR 2000 COMPLIANT" means, with respect to any Person, the ability of the computer applications of such Person to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000.

     "YEAR 2000 PROBLEM" means, with respect to any Person, the risk that such Person's computer applications may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

     SECTION 1.2. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

     SECTION 1.3. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding" and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II

                            PURCHASES AND SETTLEMENTS

     SECTION 2.1. FACILITY. Upon the terms and subject to the conditions herein set forth and provided that the Enterprise Termination Date (with respect to Enterprise and the Enterprise Bank Investors), the Atlantic Termination Date (with respect to Atlantic and the Atlantic Bank Investors) or the Liberty Termination Date (with respect to Liberty and the Liberty Bank Investors) shall not have occurred, (x) the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of Enterprise or the Enterprise Bank Investors, Atlantic or the Atlantic Bank Investors, and/or Liberty or the Liberty Bank Investors, as applicable, and (y) the Agent, on behalf of Enterprise, Atlantic and/or Liberty, as applicable, may, at its option, or the Agent on behalf of the Enterprise Bank Investors, the Atlantic Bank Investors and/or the Liberty Bank Investors, as applicable, provided that the Enterprise Bank Investors, the Atlantic Bank Investors and the Liberty Bank Investors shall have previously accepted the assignment by Enterprise (in the case of the Enterprise Bank Investors), Atlantic (in the case of the Atlantic Bank Investors) or Liberty (in the case of the Liberty Bank Investors), as applicable, of all of its interest in the Affected Assets, shall, if so requested, accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time. By accepting any conveyance, transfer and assignment hereunder, neither any Investor nor the Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Transferor and the Seller.

     SECTION 2.2. TRANSFERS; CERTIFICATES; ELIGIBLE RECEIVABLES.

         (a) INCREMENTAL TRANSFERS. Upon the terms and subject to the conditions herein set forth and provided that the Enterprise Termination Date (with respect to Enterprise and the Enterprise Bank Investors), the Atlantic Termination Date (with respect to Atlantic and the Atlantic Bank Investors) or the Liberty Termination Date (with respect to Liberty and the Liberty Bank Investors) shall not have occurred, the Transferor may, at its option, convey, transfer and assign to the Agent on behalf of Enterprise or the Enterprise Bank Investors, Atlantic or the Atlantic Bank Investors, and Liberty or the Liberty Bank Investors, as applicable, and the Agent, on behalf of Enterprise, Atlantic and/or Liberty, as applicable, may, at its option, or the Agent on behalf of the Enterprise Bank Investors, the Atlantic Bank Investors and/or the Liberty Bank Investors, as applicable, provided that the Enterprise Bank Investors, the Atlantic Bank Investors and/or the Liberty Bank Investors, as applicable, shall have previously accepted the assignment by Enterprise (in the case of the Enterprise Bank Investors), Atlantic (in the case of the Atlantic Bank Investors) and/or Liberty (in the case of the Liberty Bank Investors) of all of its interest in the Affected Assets, shall, if so requested by the Transferor, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto

(each, an "INCREMENTAL TRANSFER"); PROVIDED that after giving effect to the payment to the Transferor of such Transfer Price (i) the Enterprise Net Investment shall not exceed the Enterprise Maximum Net Investment, (ii) the Atlantic Net Investment shall not exceed the Atlantic Maximum Net Investment,
(iii) the Liberty Net Investment shall not exceed the Liberty Maximum Net Investment, (iv) the sum of the Enterprise Net Investment PLUS, in the case where Enterprise holds a portion of the Transferred Interest, the Interest Component of all outstanding Related Commercial Paper issued by Enterprise would not exceed the Enterprise Facility Limit, (v) the sum of the Atlantic Net Investment PLUS, in the case where Atlantic holds a portion of the Transferred Interest, the Interest Component of all outstanding Related Commercial Paper issued by Atlantic would not exceed the Atlantic Facility Limit, (vi) the sum of the Liberty Net Investment PLUS, in the case where Liberty holds a portion of the Transferred Interest, the Interest Component of all outstanding Related Commercial Paper issued by Liberty would not exceed the Liberty Facility Limit, and (vii) the Percentage Factor shall not exceed the Maximum Percentage Factor; and, PROVIDED FURTHER, that the representations and warranties set forth in
Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the Transfer Price related thereto and an Investor Report shall have been delivered with respect to such Incremental Transfer as required by
Section 3.2 hereof. All Incremental Transfers shall be made on a PRO RATA basis to Atlantic or the Atlantic Bank Investors and/or Liberty or the Liberty Bank Investors (based upon the relation of the Atlantic Maximum Net Investment or the Liberty Maximum Net Investment, as applicable, to the sum of the Atlantic Maximum Net Investment and the Liberty Maximum Net Investment) until such time as each of the Enterprise Net Investment, the Atlantic Net Investment and the Liberty Net Investment each represents its PRO RATA share of the Net Investment (based upon the relation of the Enterprise Maximum Net Investment, the Atlantic Maximum Net Investment and the Liberty Maximum Net Investment, as applicable, to the Maximum Net Investment), after giving effect to any such Incremental Transfer; thereafter, all Incremental Transfers shall be made on a PRO RATA basis to Enterprise or the Enterprise Bank Investors, Atlantic or the Atlantic Bank Investors and Liberty or the Liberty Bank Investors (based upon the relation of the Enterprise Net Investment, the Atlantic Maximum Net Investment or the Liberty Maximum Net Investment, as applicable, to the Maximum Net Investment).

     The Transferor shall, by notice to the Agent given by telecopy, offer to convey, transfer and assign to the Agent, on behalf of any of Enterprise or the Enterprise Bank Investors, Atlantic or the Atlantic Bank Investors, and/or Liberty or the Liberty Bank Investors, as applicable, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto at least three (3) Business Days prior to the proposed date of any Incremental Transfer. Each such notice shall specify (w) whether such request is made to the Agent on behalf of Enterprise or the Enterprise Bank Investors, Atlantic or the Atlantic Bank Investors, and/or Liberty or the Liberty Bank Investors, as applicable (it being understood and agreed that once any of the Enterprise Bank Investors, the Atlantic Bank Investors or the Liberty Bank Investors acquire any interest in the Transferred Interest hereunder, such Persons shall be required to purchase all of the portion of the Transferred Interest held by Enterprise (in the case of the Enterprise Bank Investors), Atlantic (in the case of the Atlantic Bank Investors) or Liberty (in the case of the Liberty Bank Investors) in accordance with Section 10.7 and thereafter Enterprise, Atlantic or Liberty, as applicable, shall no longer accept any additional Incremental Transfers hereunder), (x) the desired Transfer Price (which shall be at least $5,000,000 or integral multiples of $1,000,000 in excess thereof) or, to the extent that the then available unused portion of the Maximum Net Investment is less than such amount, such lesser amount equal to such available portion of such Maximum Net Investment), (y) the desired date of such Incremental Transfer and (z) the desired Enterprise Tranche Period(s), Atlantic Tranche Period(s) and Liberty Tranche Periods and allocations of the Enterprise Net Investment, the Atlantic Net Investment and the Liberty Net Investment of such Incremental Transfer thereto as required by
Section 2.3. The Agent will promptly notify Enterprise or each of the Enterprise Bank Investors, Atlantic or each of the Atlantic Bank Investors and Liberty or each of the Liberty Bank Investors, as the case may be, of the Agent's receipt of any request for an Incremental Transfer to be made to such Person. To the extent that any such Incremental Transfer is requested of Enterprise, Atlantic or Liberty, Enterprise, Atlantic or Liberty, as applicable, shall accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify each Investor against any loss or expense incurred by such Investor, either directly or through a Liquidity Provider Agreement, as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by such Investor, either directly or pursuant to a Liquidity Provider Agreement by reason of the liquidation or reemployment of funds acquired by such Investor (or a related Liquidity Provider) (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for Enterprise or any Enterprise Bank Investor, Atlantic or any Atlantic Bank Investor and Liberty or any Liberty Bank Investor, as applicable, to fund such Incremental Transfer.

     On the date of the initial Incremental Transfer to Atlantic or the Atlantic Bank Investors and Liberty or the Liberty Bank Investors, the Enterprise Agent, the Atlantic Agent or the Liberty Agent, as applicable, on behalf of the applicable Investors, shall deliver written confirmation to the Transferor of the Transfer Price, the Enterprise Tranche Period(s), the Atlantic Tranche Period(s) and the Liberty Tranche Period(s) and the Enterprise Tranche Rate(s), the Atlantic Tranche Rate(s) and the Liberty Tranche Rate(s) relating to such Transfer and the Transferor shall deliver to the Agent the Transfer Certificate in the form of Exhibit F hereto (the "TRANSFER CERTIFICATE"). The Agent shall indicate the amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate. On the date of each subsequent Incremental Transfer, the Enterprise Agent, the Atlantic Agent and the Liberty Agent, as applicable shall send written confirmation to the Transferor of the Transfer Price, the Enterprise Tranche Period(s), the Atlantic Tranche Period(s) and the Liberty Tranche Period(s), the Transfer Date and the Enterprise Tranche Rate(s), the Atlantic Tranche Rate(s) and the Liberty Tranche Rate(s) applicable to such Incremental Transfer. The Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Enterprise Net Investment, the Atlantic Net Investment and the Liberty Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers.

     By no later than 11:00 a.m. (New York time) on any Transfer Date, each Investor, as the case may be, shall remit its share (which, in the case of an Incremental Transfer to the Enterprise Bank Investors, the Atlantic Bank Investors or the Liberty Bank Investors shall be equal to such Person's Pro Rata Share) of the aggregate Transfer Price for such Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Enterprise Bank Investor, each Atlantic Bank Investor and each Liberty Bank Investor to remit its Pro Rata Share of any such Transfer Price shall be several from that of each other Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor, respectively, and the failure of any Enterprise Bank Investor, any Atlantic Bank Investor or any Liberty Bank Investor to so make such amount available to the Agent shall not relieve any other Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor of its respective obligation hereunder. Following each Incremental Transfer and the Agent's receipt of funds from the Investors, as applicable, as aforesaid, the Agent shall remit the Transfer Price to the Transferor's account at the location indicated in Section 11.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer. Unless the Agent shall have received notice from Enterprise or any Enterprise Bank Investor, Atlantic or any Atlantic Bank Investor or Liberty or any Liberty Bank Investor, as applicable, that such Person will not make its share of any Transfer Price relating to any Incremental Transfer available on the applicable Transfer Date therefor, the Agent may (but shall have no obligation to) make such Person's share of any such Transfer Price available to the Transferor in anticipation of the receipt by the Agent of such amount from such Person. To the extent any Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Transfer Date, such Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate"), in the case of such Investor, or the Base Rate, in the case of the Transferor, to the Agent upon its demand therefor (provided that Enterprise, Atlantic or Liberty shall have no obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the Agent (x) by the Transferor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by such Investor, such payment shall constitute such Investor's payment of its share of the applicable Transfer Price for such Transfer.

         (b) REINVESTMENT TRANSFERS. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Enterprise Termination Date, the Atlantic Termination Date or the Liberty Termination Date, as applicable, the Transferor hereby agrees to convey, transfer and assign to the Agent, on behalf of Enterprise or the Enterprise Bank Investors, Atlantic or the Atlantic Bank Investors and/or Liberty or the Liberty Bank Investors then owning any portion of the Transferred Interest, and in consideration of Transferor's agreement to maintain at all times prior to the Enterprise Termination Date, the Atlantic Termination Date or the Liberty Termination Date, as applicable, a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the

Agent on behalf of Enterprise, Atlantic and Liberty, as applicable, may, and the Agent on behalf of the Enterprise Bank Investors, the Atlantic Bank Investors and the Liberty Bank Investors, as applicable, shall (in either case, to the extent such Persons then own any portion of the Transferred Interest), agrees to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that after giving effect to such Transfer, (i) the amount of each of the Enterprise Net Investment, the Atlantic Net Investment and the Liberty Net Investment at the close of business on such Business Day shall be equal to the amount of the Enterprise Net Investment, the Atlantic Net Investment, and the Liberty Net Investment, respectively, at the close of the business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made to the Investors, as applicable, on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.

         (c) ALL TRANSFERS. Each Transfer shall constitute a purchase by the Agent on behalf of Enterprise or the Enterprise Bank Investors, Atlantic or the Atlantic Bank Investors and/or Liberty or the Liberty Bank Investors, as applicable, of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Agent's aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, held on behalf of Enterprise or the Enterprise Bank Investors, Atlantic or the Atlantic Bank Investors and/or Liberty or the Liberty Bank Investors, as applicable, shall equal the Percentage Factor in effect from time to time. So long as the Agent on behalf of either Enterprise, on the one hand, or the Enterprise Bank Investors, on the other hand, owns all of the Transferred Interest related to the Enterprise Net Investment at such time, each of Enterprise's and each Enterprise Bank Investor's undivided percentage ownership interest in the Affected Assets shall equal such Person's ratable share (determined on the basis of the relationship that such

Person's portion of Enterprise Net Investment bears to the aggregate Enterprise Net Investment at such time) of the Enterprise Percentage Factor at such time. So long as the Agent on behalf of either Atlantic, on the one hand, or the Atlantic Bank Investors, on the other hand, owns all of the Transferred Interest related to the Atlantic Net Investment at such time, each of Atlantic's and each Atlantic Bank Investor's undivided percentage ownership interest in the Affected Assets shall equal such Person's ratable share (determined on the basis of the relationship that such Person's portion of Atlantic Net Investment bears to the aggregate Atlantic Net Investment at such time) of the Atlantic Percentage Factor at such time. So long as the Agent on behalf of either Liberty, on the one hand, or the Liberty Bank Investors, on the other hand, owns all of the Transferred Interest related to the Liberty Net Investment at such time, each of Liberty's and each Liberty Bank Investor's undivided percentage ownership interest in the Affected Assets shall equal such Person's ratable share (determined on the basis of the relationship that such Person's portion of Liberty Net Investment bears to the aggregate Liberty Net Investment at such time) of the Liberty Percentage Factor at such time.

         (d) CERTIFICATE. The Transferor shall issue to the Agent the Certificate, in the form of Exhibit M, on or prior to the date hereof.

         (e) PERCENTAGE FACTOR. The Percentage Factor shall be initially computed as of the opening of business on February 10, 1999. Thereafter until the Enterprise Termination Date, the Atlantic Termination Date or the Liberty Termination Date, as applicable, the Enterprise Percentage Factor, the Atlantic Percentage Factor and the Liberty Percentage Factor, respectively, shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a day after the Enterprise Termination Date, the Atlantic Termination Date or the Liberty Termination Date, as applicable). Each of the Enterprise Percentage Factor, the Atlantic Percentage Factor and the Liberty Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. Each of the Enterprise Percentage Factor, the Atlantic Percentage Factor and the Liberty Percentage Factor, as computed as of the day immediately preceding the Enterprise Termination Date, the Atlantic Termination Date or the Liberty Termination Date, as applicable, shall remain constant at all times on and after the Enterprise Termination Date, the Atlantic Termination Date or the Liberty Termination Date, as applicable, until the date on which the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, has been reduced to zero, and all accrued Enterprise Discount, Atlantic Discount, Liberty Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids owing to Enterprise and the Enterprise Bank Investors, Atlantic and the Atlantic Bank Investors and Liberty and the Liberty Bank Investors, as applicable, have been paid in full to Enterprise and the Enterprise Bank Investors, Atlantic and the Atlantic Bank Investors or Liberty and the Liberty Bank Investors, as applicable.

     At no time shall the Percentage Factor exceed one hundred percent (100%). Notwithstanding anything to the contrary contained herein, should the Percentage Factor exceed one hundred percent (100%) at any time, the Enterprise Percentage Factor, the Atlantic Percentage Factor and the Liberty Percentage Factor shall be calculated PRO RATA, based upon the relationship of the Enterprise Net Investment, the Atlantic Net Investment and the Liberty Net Investment, respectively, to the Net Investment.

     SECTION 2.3. SELECTION OF TRANCHE PERIODS AND TRANCHE RATES.

         (a) PRIOR TO A TERMINATION EVENT.

              (i) TRANSFERRED INTEREST HELD BY ENTERPRISE. At all times hereafter, but prior to the occurrence of a Termination Event and not with respect to any portion of the Transferred Interest held by the Enterprise Bank Investors, (or any of them), the Transferor may, subject to Enterprise's approval and the limitations described below, request Enterprise Tranche Periods and allocate a portion of the Enterprise Net Investment to each selected Enterprise Tranche Period, so that the aggregate amounts allocated to outstanding Enterprise Tranche Periods at all times shall equal the Enterprise Net Investment held by Enterprise. The Transferor shall give Enterprise irrevocable notice by telephone of the new requested Enterprise Tranche Period(s) and whether the requested Enterprise Tranche Rate applicable thereto shall be the Enterprise CP Rate, the Base Rate, the CD Rate or the Eurodollar Rate at least (i) three (3) Business Days prior to the expiration of any then existing Enterprise Tranche Period if the Enterprise Tranche Rate to be applicable to the new requested Enterprise Tranche Period shall be the Enterprise Eurodollar Rate, (ii) two (2) Business Days prior to the expiration of any then existing Enterprise Tranche Period if the Enterprise Tranche Rate to be applicable to the new requested Enterprise Tranche Period shall be the Base Rate or the CD Rate, and (iii) one (1) Business Day prior to the expiration of any then existing Enterprise Tranche Period if the Enterprise Tranche Rate to be applicable to the new requested Enterprise Tranche Period shall be the Enterprise CP Rate; PROVIDED, HOWEVER, that Enterprise may select, in its reasonable discretion, any such new Enterprise Tranche Period and the Enterprise Tranche Rate if
         (i) the Transferor fails to provide such notice on a timely basis or
         (ii) Enterprise determines, in its reasonable discretion, that the Enterprise Tranche Rate or the Enterprise Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. Enterprise confirms that it is its intention to allocate all or substantially all of the Enterprise Net Investment held by it to one or more Enterprise CP Tranche Periods; provided that Enterprise may determine from time to time, in its sole discretion, that funding such Enterprise Net Investment by means of one or more Enterprise CP Tranche Periods is not desirable for any reason. If a Liquidity Provider acquires from Enterprise a Purchased Interest with respect to the Receivables pursuant to the terms of the applicable Liquidity Provider Agreement, NationsBank, on behalf of such Liquidity Provider, may exercise the right of selection granted to Enterprise hereby. The initial Enterprise Tranche Period applicable to any such Purchased Interest shall be a period of not greater than 14 days. In the case of any Enterprise Tranche Period outstanding upon the occurrence of a Termination Event, such Enterprise Tranche Period shall end on such date.

              (ii) TRANSFERRED INTEREST HELD BY ATLANTIC. At all times hereafter, but prior to the occurrence of a Termination Event and not with respect to any portion of the Transferred Interest held by the Atlantic Bank Investors (or any of them), the Transferor may, subject to Atlantic's approval and the limitations described below, request Atlantic Tranche Periods and allocate a portion of the Atlantic Net Investment to each selected Atlantic Tranche Period, so that the aggregate amounts allocated to outstanding Atlantic Tranche Periods at all times shall equal the Atlantic Net Investment held by Atlantic. The Transferor shall give Atlantic irrevocable notice by telephone of the new requested Atlantic Tranche

         Period(s) and whether the requested Atlantic Tranche Rate applicable thereto shall be the Atlantic CP Rate, the Base Rate, the CD Rate or the Eurodollar Rate at least (i) three (3) Business Days prior to the expiration of any then existing Atlantic Tranche Period if the Atlantic Tranche Rate to be applicable to the new requested Atlantic Tranche Period shall be the Atlantic Eurodollar Rate, (ii) two (2) Business Days prior to the expiration of any then existing Atlantic Tranche Period if the Atlantic Tranche Rate to be applicable to the new requested Atlantic Tranche Period shall be the Base Rate or the CD Rate, and (iii) one (1) Business Day prior to the expiration of any then existing Atlantic Tranche Period if the Atlantic Tranche Rate to be applicable to the new requested Atlantic Tranche Period shall be the Atlantic CP Rate; PROVIDED, HOWEVER, that Atlantic may select, in its reasonable discretion, any such new Atlantic Tranche Period and Atlantic Tranche Rate if (i) the Transferor fails to provide such notice on a timely basis or (ii) Atlantic determines, in its reasonable discretion, that the Atlantic Tranche Rate or Atlantic Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. Atlantic confirms that it is its intention to allocate all or substantially all of the Atlantic Net Investment held by it to one or more Atlantic CP Tranche Periods; provided that Atlantic may determine from time to time, in its sole discretion, that funding such Atlantic Net Investment by means of one or more Atlantic CP Tranche Periods is not desirable for any reason. If a Liquidity Provider acquires from Atlantic a Purchased Interest with respect to the Receivables pursuant to the terms of the applicable Liquidity Provider Agreement, the Atlantic Agent, on behalf of such Liquidity Provider, may exercise the right of selection granted to Atlantic hereby. The initial Atlantic Tranche Period applicable to any such Purchased Interest shall be a period of not greater than 14 days. In the case of any Atlantic Tranche Period outstanding upon the occurrence of a Termination Event, such Atlantic Tranche Period shall end on such date.

              (iii) TRANSFERRED INTEREST HELD BY LIBERTY. At all times hereafter, but prior to the occurrence of a Termination Event and not with respect to any portion of the Transferred Interest held by the Liberty Bank Investors (or any of them), the Transferor may, subject to Liberty's approval and the limitations described below, request Liberty Tranche Periods and allocate a portion of the Liberty Net Investment to each selected Liberty Tranche Period, so that the aggregate amounts allocated to outstanding Liberty Tranche Periods at all times shall equal the Liberty Net Investment held by Liberty. The Transferor shall give Liberty irrevocable notice by telephone of the new requested Liberty Tranche Period(s) and whether the requested Liberty Tranche Rate applicable thereto shall be the Liberty CP Rate, the Base Rate, the CD Rate or the Eurodollar Rate at least (i) three (3) Business Days prior to the expiration of any then existing Liberty Tranche Period if the Liberty Tranche Rate to be applicable to the new requested Liberty Tranche Period shall be the Liberty Eurodollar Rate, (ii) two (2) Business Days prior to the expiration of any then existing Liberty Tranche Period if the Liberty Tranche Rate to be applicable to the new requested Liberty Tranche Period shall be the Base Rate or the CD Rate, and (iii) one (1) Business Day prior to the expiration of any then existing Liberty Tranche Period if the Liberty Tranche Rate to be applicable to the new requested Liberty Tranche Period shall be the Liberty CP Rate; PROVIDED, HOWEVER, that Liberty may select, in its reasonable discretion, any such new Liberty Tranche Period and Liberty Tranche Rate if (i) the Transferor fails to provide such notice on a timely basis or (ii) Liberty determines, in its reasonable discretion, that the Liberty Tranche Rate or Liberty Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. Liberty confirms that it is its intention to allocate all or substantially all of the Liberty Net Investment held by it to one or more Liberty CP Tranche Periods; provided that Liberty may determine from time to time, in its sole discretion, that funding such Liberty Net Investment by means of one or more Liberty CP Tranche Periods is not desirable for any reason. If a Liquidity Provider acquires from Liberty a Purchased Interest with respect to the Receivables pursuant to the terms of the applicable Liquidity Provider Agreement, the Liberty Agent, on behalf of such Liquidity Provider, may exercise the right of selection granted to Liberty hereby. The initial Liberty Tranche Period applicable to any such Purchased Interest shall be a period of not greater than 14 days. In the case of any Liberty Tranche Period outstanding upon the occurrence of a Termination Event, such Liberty Tranche Period shall end on such date.

         (b)  AFTER A TERMINATION EVENT.

              (i) TRANSFERRED INTEREST HELD BY ENTERPRISE. At all times on and after the occurrence of a Termination Event, with respect to any portion of the Transferred Interest held by Enterprise which shall not have been transferred to the Enterprise Bank Investors (or any of them), Enterprise or NationsBank, as applicable, shall select all Enterprise Tranche Periods and Enterprise Tranche Rates applicable thereto.

              (ii) TRANSFERRED INTEREST HELD BY ATLANTIC. At all times on and after the occurrence of a Termination Event, with respect to any portion of the Transferred Interest held by Atlantic which shall not have been transferred to the Atlantic Bank Investors (or any of them), the Atlantic Agent shall select all Atlantic Tranche Periods and Atlantic Tranche Rates applicable thereto.

              (iii) TRANSFERRED INTEREST HELD BY LIBERTY. At all times on and after the occurrence of a Termination Event, with respect to any portion of the Transferred Interest held by Liberty which shall not have been transferred to the Liberty Bank Investors (or any of them), the Liberty Agent shall select all Liberty Tranche Periods and Liberty Tranche Rates applicable thereto.

         (c) PRIOR TO A TERMINATION EVENT.

              (i) TRANSFERRED INTEREST HELD BY THE ENTERPRISE BANK INVESTORS. At all times with respect to any portion of the Transferred Interest held by the Enterprise transferred to the Enterprise Bank Investors (or any of them) pursuant to Section 10.7, but prior to the occurrence of a Termination Event, the initial Enterprise Tranche Period applicable to such portion of the Enterprise Net Investment allocable thereto shall be a period of not greater than 14 days and such Enterprise Tranche shall be an Enterprise BR Tranche. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held by the Enterprise Bank Investors (or any of them), provided that the Enterprise Termination Date shall not have occurred, the Enterprise Tranche Period applicable thereto shall be, at the Transferor's option, either an Enterprise BR Tranche Period, an Enterprise CD Tranche Period or an Enterprise Eurodollar Tranche Period. The Transferor shall give the Agent irrevocable notice by telephone of the new requested Enterprise Tranche Period at least three
         (3) Business Days prior to the expiration of any then existing Enterprise Tranche. In the case of any Enterprise Tranche Period outstanding upon the occurrence of a Termination Event, the related Enterprise Tranche Period shall end on the date of such occurrence.

              (ii) TRANSFERRED INTEREST HELD BY THE ATLANTIC BANK INVESTORS. At all times with respect to any portion of the Transferred Interest held by Atlantic transferred to the Atlantic Bank Investors (or any of them) pursuant to Section 10.7, but prior to the occurrence of a Termination Event, the initial Atlantic Tranche Period applicable to such portion of the Atlantic Net Investment allocable thereto shall be a period of not greater than 14 days and such Atlantic Tranche shall be an Atlantic BR Tranche. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held by the Atlantic Bank Investors (or any of them), provided that the Atlantic Termination Date shall not have occurred, the Atlantic Tranche Period applicable thereto shall be, at the Transferor's option, either an Atlantic BR Tranche Period, an Atlantic CD Tranche Period or an Atlantic Eurodollar Tranche Period. The Transferor shall give the Agent irrevocable notice by telephone of the new requested Atlantic Tranche Period at least three (3) Business Days prior to the expiration of any then existing Atlantic Tranche Period. In the case of any Atlantic Tranche outstanding upon the occurrence of a Termination Event, the related Atlantic Tranche Period shall end on the date of such occurrence.

              (iii) TRANSFERRED INTEREST HELD BY THE LIBERTY BANK INVESTORS. At all times with respect to any portion of the Transferred Interest held by Liberty transferred to the Liberty Bank Investors (or any of them) pursuant to Section 10.7, but prior to the occurrence of a Termination Event, the initial Liberty Tranche Period applicable to such portion of the Liberty Net Investment allocable thereto shall be a period of not greater than 14 days and such Liberty Tranche shall be a Liberty BR Tranche. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held by the Liberty Bank Investors (or any of them), provided that the Liberty Termination Date shall not have occurred, the Liberty Tranche Period applicable thereto shall be, at the Transferor's option, either a Liberty BR Tranche Period, a Liberty CD Tranche Period or a Liberty Eurodollar Tranche Period. The Transferor shall give the Agent irrevocable notice by telephone of the new requested Liberty Tranche Period at least three (3) Business Days prior to the expiration of any then existing Liberty Tranche Period. In the case of any Liberty Tranche outstanding upon the occurrence of a Termination Event, the related Liberty Tranche Period shall end on the date of such occurrence.

         (d)  AFTER A TERMINATION EVENT.

              (i) TRANSFERRED INTEREST HELD BY THE ENTERPRISE BANK INVESTORS. At all times on and after the occurrence of a Termination Event, with respect to any portion of the Transferred Interest held by Enterprise which shall have been owned or transferred to the Enterprise Bank Investors (or any of them), the Enterprise Agent shall select all Enterprise Tranche Periods and Enterprise Tranche Rates applicable thereto.

              (ii) TRANSFERRED INTEREST HELD BY THE ATLANTIC BANK INVESTORS. At all times on and after the occurrence of a Termination Event, with respect to any portion of the Transferred Interest held by Atlantic which shall have been owned or transferred to the Atlantic Bank Investors (or any of them), the Atlantic Agent shall select all Atlantic Tranche Periods and Atlantic Tranche Rates applicable thereto.

              (iii) TRANSFERRED INTEREST HELD BY THE LIBERTY BANK INVESTORS. At all times on and after the occurrence of a Termination Event, with respect to any portion of the Transferred Interest held by Liberty which shall have been owned or transferred to the Liberty Bank Investors (or any of them), the Liberty Agent shall select all Liberty Tranche Periods and Liberty Tranche Rates applicable thereto.

         (e) EURODOLLAR RATE PROTECTION; ILLEGALITY. (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the Eurodollar Rate for any proposed Enterprise Eurodollar Tranche, Atlantic Eurodollar Tranche or Liberty Eurodollar Tranche, then:

              (A) the Agent shall forthwith notify the applicable Investors and the Transferor that the Eurodollar Rate cannot be determined for such Enterprise Eurodollar Tranche, Atlantic Eurodollar Tranche or Liberty Eurodollar Tranche, as applicable; and

              (B) while such circumstances exist, neither any Investor nor the Agent shall allocate any portion of the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment purchased by such Person during such period or reallocate the

         Enterprise Net Investment, the Atlantic Net Investment or the
         Liberty Net Investment allocated to any then existing Enterprise Tranche, Atlantic Tranche or Liberty Tranche ending during such period, to an Enterprise Eurodollar Tranche, an Atlantic Eurodollar Tranche or a Liberty Eurodollar Tranche.

                   (ii) If, with respect to any outstanding Enterprise
              Eurodollar Tranche, Atlantic Eurodollar Tranche or Liberty Eurodollar Tranche, any Investor owning any portion of the Transferred Interest therein notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such portion of the Transferred Interest or that the Eurodollar Rate applicable to such portion of the Transferred Interest will not adequately reflect the cost to such Investor of funding or maintaining its respective portion of the Transferred Interest for such Tranche Period then the Agent shall forthwith so notify the Transferor, whereupon neither the Agent nor any of the Investors, as applicable, shall, while such circumstances exist, allocate any Enterprise Net Investment, Atlantic Net Investment or Liberty Net Investment, as applicable, of any additional Transferred Interest purchased during such period or reallocate the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, allocated to any Tranche Period ending during such period, to an Enterprise Eurodollar Tranche, an Atlantic Eurodollar Tranche or a Liberty Eurodollar Tranche, as applicable.

                   (iii) Notwithstanding any other provision of this Agreement, if any Investor, as applicable, shall notify the Agent that such Investor has determined (or has been notified by any related Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (for such Investor or such related Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for such Investor, as applicable, to fund the purchases or maintenance of the Transferred Interest at the Eurodollar Rate, then (x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of Enterprise or such Enterprise Bank Investor, Atlantic or such Atlantic Bank Investor, and Liberty and such Liberty Bank Investor, as applicable, to fund its purchase or maintenance of the Transferred Interest at the Eurodollar Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the Enterprise Net Investment, Atlantic Net Investment or Liberty Net Investment of each the Enterprise Eurodollar Tranche, Atlantic Eurodollar Tranche or Liberty Eurodollar Tranche in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the last day of the applicable Enterprise Tranche Period, Atlantic Tranche Period or Liberty Tranche Period be reallocated on the last day of such Enterprise Tranche Period, Atlantic Tranche Period or Liberty Tranche Period to another Enterprise Tranche Period, Atlantic Tranche Period or Liberty Tranche Period in respect of which the Enterprise Net Investment, Atlantic Net Investment or Liberty Net Investment allocated thereto accrues Enterprise Discount, Atlantic Discount or Liberty Discount at the Enterprise Tranche Rate, Atlantic Tranche Rate or Liberty Tranche Rate other than the Eurodollar Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the end of the applicable Enterprise Tranche Period, Atlantic Tranche Period or Liberty Tranche Period such Person's share of the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment allocated to such Eurodollar Tranche shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such Enterprise Tranche Period, Atlantic Tranche Period or Liberty Tranche Period.

     SECTION 2.4. DISCOUNT, FEES AND OTHER COSTS AND EXPENSES. The Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fees. On the last day of each Enterprise Tranche Period, each Atlantic Tranche Period and each Liberty Tranche Period, the Transferor shall pay to the Enterprise Agent, the Atlantic Agent or the Liberty Agent, as applicable, on behalf of Enterprise, Atlantic or Liberty, as applicable, in the event any portion of the Transferred Interest is held by Enterprise, Atlantic or Liberty, an amount equal to the discount accrued on Enterprise's, Atlantic's, or Liberty's Commercial Paper to the extent such Commercial Paper was issued in order to fund such portion of the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer, which excess amount shall not exceed $5,000. The Transferor shall pay to the Enterprise Agent, the Atlantic Agent or the Liberty Agent, as applicable, on behalf of Enterprise, Atlantic or Liberty, as applicable, each day on which Commercial Paper is issued by Enterprise, Atlantic or Liberty, the Enterprise Dealer Fee, the Atlantic Dealer Fee or the Liberty Dealer Fee, as applicable. Enterprise Discount shall accrue with respect to each Enterprise Tranche on each day occurring during the Enterprise Tranche Period related thereto. Atlantic Discount shall accrue with respect to each Atlantic Tranche on each day occurring during the Atlantic Tranche Period related thereto. Liberty Discount shall accrue with respect to each Liberty Tranche on each day occurring during the Liberty Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

     SECTION 2.5. NON-LIQUIDATION SETTLEMENT AND REINVESTMENT PROCEDURES. On each day after the date of any Incremental Transfer but prior to the Enterprise Termination Date (with respect to Enterprise and the Enterprise Bank Investors), the Atlantic Termination Date (with respect to Atlantic and the Atlantic Bank Investors) and the Liberty Termination Date (with respect to Liberty and the Liberty Bank Investors) and provided in each case that no Potential Termination Event for which there is no grace period shall have occurred and be continuing, the Collection Agent shall out of the Enterprise Percentage Factor, the Atlantic Percentage Factor and the Liberty Percentage Factor of Collections received on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Investors, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof), an amount equal to all Enterprise

Discount, Atlantic Discount and Liberty Discount and the Servicing Fee accrued through such day and not so previously set aside or paid and (ii) apply the balance of the Enterprise Percentage Factor, the Atlantic Percentage Factor and the Liberty Percentage Factor of Collections remaining after application of Collections as provided in clause (i) of this Section 2.5 to the Transferor, for the benefit of the Investors, as applicable, to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) hereof. On the last day of each Enterprise Tranche Period, Atlantic Tranche Period or Liberty Tranche Period, as applicable, from the amounts set aside as described in clause (i) of the first sentence of this Section 2.5, the Collection Agent shall deposit to the Agent's account, for the benefit of the Investors, as applicable, an amount equal to the accrued and unpaid Enterprise Discount, Atlantic Discount and Liberty Discount, as applicable, for such Enterprise Tranche Period, Atlantic Tranche Period or Liberty Tranche Period and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Enterprise Tranche Period, Atlantic Tranche Period or Liberty Tranche Period. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Investors entitled thereto as set forth above; PROVIDED that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts ratably (based on the amounts owing to each such Investor) to all such Investors entitled to payment thereof. In addition, the Collection Agent shall remit to the Transferor at the end of each Enterprise Tranche Period, Atlantic Tranche Period and Liberty Tranche Period, as provided in Section 6.2(b), such portion of Collections not allocated to the Investors.

     SECTION 2.6. LIQUIDATION SETTLEMENT PROCEDURES. If at any time on or prior to the Enterprise Termination Date (in the case of Enterprise or the Enterprise Bank Investors), the Atlantic Termination Date (in the case of Atlantic and the Atlantic Bank Investors) and the Liberty Termination Date (in the case of Liberty and the Liberty Bank Investors) the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Agent, for the benefit of the Investors, as applicable, from previously received Collections, an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amounts shall be applied pro rata to the reduction of the Enterprise Net Investment of the Enterprise Tranche Periods selected by the Enterprise Agent, the Atlantic Net Investment of Atlantic Tranche Periods selected by the Atlantic Agent and the Liberty Net Investment of Liberty Tranche Periods selected by the Liberty Agent. On the Enterprise Termination Date (with respect to Enterprise or the Enterprise Bank Investors), the Atlantic Termination Date (with respect to Atlantic and the Atlantic Bank Investors) and the Liberty Termination Date (with respect to Liberty and the Liberty Bank Investors) and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continuing, the Collection Agent shall set aside and hold in trust for Enterprise or the Enterprise Bank Investors, Atlantic or the Atlantic Bank Investors and Liberty or the Liberty Bank Investors, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) the Enterprise Percentage Factor, the Atlantic Percentage Factor and the Liberty Percentage Factor, respectively, of all Collections received on such day and shall set aside and hold in trust for the Transferor such portion of Collections not allocated to the Investors, as applicable. On the Enterprise Termination Date (with respect to Enterprise or the Enterprise Bank Investors), the Atlantic Termination Date (with respect to Atlantic and the Atlantic Bank Investors) and the Liberty Termination Date (with respect to Liberty and the Liberty Bank Investors) or the day on which a Potential Termination Event for which there is no grace period occurs, the Collection Agent shall deposit to the Agent's account, for the benefit of the Investors, as applicable, any amounts set aside pursuant to Section 2.5 above. On the last day of each Enterprise Tranche Period to occur on or after the Enterprise Termination Date, the last day of each Atlantic Tranche Period to occur on or after the Atlantic Termination Date and the last day of each Liberty Tranche Period to occur on or after the Liberty Termination Date or during the continuance of a Potential Termination Event, the Collection Agent shall deposit to the Agent's account to the extent not already so deposited, for the benefit of the Investors, as applicable, the amounts so set aside for the Investors, as applicable, pursuant to the second preceding sentence, but not to exceed the sum of (i) the accrued Enterprise Discount, Atlantic Discount or Liberty Discount for such Enterprise Tranche Period, Atlantic Tranche Period or Liberty Tranche Period, as applicable, (ii) the portion of the Enterprise Net Investment, Atlantic Net Investment or Liberty Net Investment allocated to such Enterprise Tranche Period, Atlantic Tranche Period or Liberty Tranche Period, as applicable, and
(iii) all other Aggregate Unpaids owing to the Investors, as applicable. On such day, the Collection Agent shall deposit to its account, from the amounts set aside for the Investors, as applicable, pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Enterprise Tranche Period, Atlantic Tranche Period or Liberty Tranche Period. If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds FIRST, in payment of the accrued Enterprise Discount, Atlantic Discount and Liberty Discount, as applicable, SECOND, in payment of all fees payable by the Transferor to the Agent or any of the Investors, THIRD, if the Transferor, Tech Data or any Affiliate of the Transferor or Tech Data is not then the Collection Agent, to the Collection Agent's account, in payment of the Servicing Fee payable to the Collection Agent, FOURTH, in reduction of Enterprise Net Investment, Atlantic Net Investment and Liberty Net Investment allocated to any Enterprise Tranche Period, Atlantic Tranche Period or Liberty Tranche Period ending on such date, FIFTH, in payment of all other Aggregate Unpaids owing to the Investors, as applicable, and SIXTH, if the Transferor, Tech Data or any Affiliate of the Transferor or Tech Data is the Collection Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person as Collection Agent. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Investors, each as entitled thereto as set forth above; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

     Following the date on which the Net Investment has been reduced to zero, all accrued Enterprise Discount, Atlantic Discount and Liberty Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, (i) the Collection Agent shall recompute the Enterprise Percentage Factor, the Atlantic Percentage Factor and the Liberty Percentage Factor, (ii) the Agent, on behalf of the Investors, shall be considered to have reconveyed to the Transferor all of the Investors' right, title and interest in and to the Affected Assets (including the Transferred Interest), (iii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent pursuant to the third sentence of this Section 2.6 and (iv) the Agent, on behalf of the Investors, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Investors' respective interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Transferor. On the last day of each Tranche Period, the Collection Agent shall remit to the Transferor such portion of Collections set aside for the Transferor pursuant to this Section 2.6.

     SECTION 2.7. FEES. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay, on the last day of each month, to the Agent, for distribution to the Investors, in each case as agreed between themselves, the Enterprise Program Fee, the Atlantic Program Fee and the Liberty Program Fee, respectively, and the Enterprise Facility Fee, the Atlantic Facility Fee and the Liberty Facility Fee, respectively. In addition, the Transferor shall pay to the Agent an administrative fee as set forth in the Supplemental Fee Letter. The Transferor acknowledges that the foregoing fees are non-refundable.

     SECTION 2.8. PROTECTION OF OWNERSHIP INTEREST OF THE INVESTORS. (a) The Transferor agrees that it will, and will cause the Seller to, from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent or any of the Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause the Seller to, upon the reasonable request of the Agent or any of the Investors, in order to accurately reflect this purchase and sale transaction, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 11.6 hereof) as may be requested by the Agent or any of the Investors and (y) mark its and the Seller's respective master data processing records and other documents with a legend describing (i) in the case of the Seller, the conveyance to the Transferor and (ii) in the case of the Transferor, the conveyance to the Agent, for the benefit of the Investors, of the Transferred Interest. The Transferor shall, and will cause the Seller to, upon the reasonable request of the Agent or any of the Investors, obtain such additional search reports as the Agent or any of the Investors shall request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's or the Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not, and shall not permit the Seller to, change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York and California) nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty
(30) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

              (b) The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly with a Lock-Box Bank. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be under the exclusive ownership and control of the Agent which is hereby granted to the Agent by the Seller and the Transferor. The Collection Agent shall be permitted to give instructions to the Lock-Box Banks for so long as neither a Collection Agent default nor any other Termination Event has occurred hereunder. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit C attached hereto unless such bank has entered into a Lock-Box Agreement. The Collection Agent shall not terminate any bank as a Lock-Box Bank unless the Agent shall have received fifteen (15) days' prior notice of such termination. If the Transferor receives any Collections or is deemed to receive any Collections pursuant to Section 2.9, the Transferor shall immediately remit such Collections to a Lock-Box Account. Any Collections that are received by the Seller or the Collection Agent shall be immediately, but in any event within forty-eight (48) hours of receipt, be deposited by into a Lock-Box Account or a bank account (the "COLLECTION AGENT ACCOUNT") established by the Collection Agent pursuant to an agreement between the Collection Agent, the Agent and a bank consented to by the Agent, which shall be substantially in the form of a Lock-Box Agreement.

     SECTION 2.9. DEEMED COLLECTIONS; APPLICATION OF PAYMENTS. (a) If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance, any billing adjustment, dilutive factor or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a Collection of such Receivable (each, a "DEEMED COLLECTION") in the amount of such reduction or cancellation and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation and such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6 hereof, as applicable. The Enterprise Net Investment, the Atlantic Net Investment and the Liberty Net Investment shall be reduced by the amount of such payment applied to the reduction of the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, and actually received by the Agent.

         (b) If on any day any of the representations or warranties in Article III was or becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent or any of the Investors as contemplated hereunder), the Transferor shall be deemed to have received on such day a Collection of such Receivable (each, a "DEEMED COLLECTION") in full and the Transferor shall on such day pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable. The Enterprise Net Investment, the Atlantic Net Investment and the

Liberty Net Investment shall be reduced by the amount of such payment applied to the reduction of the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, and actually received by the Agent.

         (c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by Enterprise, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

              SECTION 2.10. PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to any Investor they shall be paid or deposited in the account notified by the Agent. The Transferor shall, to the extent permitted by law, pay to the Agent, for the benefit of the Investors, upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 1% per annum plus the Base Rate. All computations of Enterprise Discount, Atlantic Discount, and Liberty Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

              SECTION 2.11. REPORTS. Prior to the 15th day of each month, the Collection Agent shall prepare and forward to the Agent and the Administrative Agent (i) an Investor Report (including without limitation, a settlement statement and a certification as to the Net Receivables Balance) together with an aging of all Receivables, as of the close of business of the Collection Agent on the last day of the immediately preceding month, (ii) if requested by Enterprise, Atlantic or Liberty, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) such other information as the Agent or the Administrative Agent may reasonably request.

              SECTION 2.12. COLLECTION ACCOUNT. There shall be established on the day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Investors, with the Agent, a segregated account (the "COLLECTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investors. On and after the occurrence of a Collection Agent default or a Termination Event, the Collection Agent shall remit daily within forty-eight hours of receipt to the Collection Account all Collections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each calendar month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Enterprise Discount, Atlantic

Discount or Liberty Discount) to the Agent or the applicable Investors. On the date on which the Net Investment is zero, all accrued Enterprise Discount, Atlantic Discount, Liberty Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

              SECTION 2.13. SHARING OF PAYMENTS, ETC. If any Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any portion of the Transferred Interest owned by it (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to
Section 2.5 or 2.6) in excess of its ratable share of payments on account of any portion of the Transferred Interest obtained by such Investor, each as entitled thereto, such Recipient shall forthwith purchase from the other Investors entitled to a share of such amount participations in the portion of the Transferred Interest owned by such Investors as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Investor shall be rescinded and each such other Investor shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Investor's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

              SECTION 2.14. RIGHTS OF SET-OFF. Without in any way limiting the provisions of Section 2.13, each Investor is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Enterprise Termination Date (in the case of Enterprise or the Enterprise Bank Investors), the Atlantic Termination Date (in the case of Atlantic and the Atlantic Bank Investors) and the Liberty Termination Date (in the case of Liberty and the Liberty Bank Investors) or during the continuance of a Potential Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Investor (even if contingent or unmatured).


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

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

              SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor represents and warrants to the Investors and the Agent:

         (a) CORPORATE EXISTENCE AND POWER. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

         (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Transferor of this Agreement, the Purchase Agreement, the Fee Letter, the Certificate and the Transfer Certificate are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8 hereof).

         (c) BINDING EFFECT. Each of this Agreement, the Purchase Agreement, the Fee Letter and the Certificate constitutes and the Transfer Certificate upon payment of the Transfer Price set forth therein will constitute, the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

         (d) PERFECTION. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of and purchasers from the Transferor and Tech Data will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

         (e) ACCURACY OF INFORMATION. All information heretofore furnished by the Transferor (including without limitation, the Investor Report furnished on a monthly basis and the Transferor's financial statements) to any Investor, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to any Investor, the Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

         (f) TAX STATUS. The Transferor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

         (g) ACTION, SUITS. Except as set forth in Exhibit H, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may materially adversely affect the financial condition of the Transferor and the Subsidiaries taken as a whole or materially adversely affect the ability of Transferor to perform its obligations under this Agreement.

         (h) USE OF PROCEEDS. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

         (i) PLACE OF BUSINESS. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 11.3 hereof and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit I or such other locations notified to the Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

         (j) GOOD TITLE. Upon each Transfer and each recomputation of the Transferred Interest, the Agent, on behalf of the Investors, shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

         (k) TRADENAMES, ETC. As of the date hereof: (i) the Transferor's chief executive office is located at the address for notices set forth in Section 11.3 hereof; (ii) the Transferor has only the subsidiaries and divisions listed on Exhibit J hereto; and (iii) the Transferor has, within the last five (5) years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit J hereto.

         (l) NATURE OF RECEIVABLES. Each Receivable (x) represented by the Transferor or the Collection Agent to be an Eligible Receivable (including in any Investor Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of the Net Receivables


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

Balance in fact satisfies at such time the definition of "Eligible
Receivable" set forth herein and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended and, in the case of clause
(y) above, is not a Receivable of the type described in clauses (i) through
(iii) of the definition of "Net Receivables Balance."

         (m) COVERAGE REQUIREMENT; AMOUNT OF RECEIVABLES. The Percentage Factor does not exceed the Maximum Percentage Factor. As of December 31, 1998, the aggregate Outstanding Balance of the Receivables in existence was $738,842,073 and the Net Receivables Balance was $644,771,137.

         (n) NO TERMINATION EVENT. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event or if either such event has occurred, the Transferor has notified the Agent in writing of either such event immediately upon learning of the occurrence thereof, describing the same and if applicable, the steps being taken by the Person(s) affected with respect thereto.

         (o) NOT AN INVESTMENT COMPANY. The Transferor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

         (p) ERISA. The Transferor and each of its ERISA Affiliates is in compliance in all material respects with ERISA and no ERISA lien exists on any of the Receivables.

         (q) LOCK-BOX ACCOUNTS. The name and address of the Bank where the Collection Agent Account is maintained, together with the account number of such account, and the names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of Tech Data at such Lock-Box Banks, are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Collection Agent). All Obligors have been instructed to make payment to a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts.

         (r) YEAR 2000 COMPLIANCE. The Transferor has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, customers and vendors) that could be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. Based on the foregoing, the Transferor believes that all computer applications (including those of its suppliers, customers and vendors) that are material to its business and operations (including the Receivables Systems and also including the ability of its customers to make timely payments on obligations owed to the Transferor) are reasonably expected to be Year 2000 Compliant, except to the extent that failure to do so could not reasonably be expected (a) to have a material adverse effect on the Transferor or on the transactions contemplated under this Agreement, or
(b) to result in a Termination Event.


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

     The costs of all assessment, remediation, testing and integration related to the Transferor's plan for becoming Year 2000 Compliant will not have a material adverse effect on the financial condition or operations of the Transferor.

     SECTION 3.2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES BY THE TRANSFEROR. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further condition precedent that prior to the date of such Transfer, the Collection Agent shall have delivered to the Enterprise Agent, the Atlantic Agent, the Liberty Agent and the Administrative Agent, in form and substance satisfactory to the Agent and the Administrative Agent, a completed Investor Report dated within 14 days prior to the date of such Transfer, together with a listing by Obligor, if requested, and such additional information as may be reasonably requested by the Agent or the Administrative Agent; and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.

     Any document, instrument, certificate or notice delivered to any Investor hereunder shall be deemed a representation and warranty by the Transferor to the extent that such document, instrument, certificate or notice contains any statement of fact, which shall not include forward-looking statements.

     SECTION 3.3. REPRESENTATIONS AND WARRANTIES OF TECH DATA, AS COLLECTION AGENT AND Guarantor. Tech Data, as Collection Agent and Guarantor represents and warrants to the Investors that:

         (a) CORPORATE EXISTENCE AND POWER. Tech Data is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

         (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by Tech Data of this Agreement and the Purchase Agreement are within Tech Data's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements in connection with the Purchase Agreement), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of Tech Data or of any agreement, judgment, injunction, order, decree or other instrument binding upon Tech Data or result in the creation or imposition of any Adverse Claim on the assets of Tech Data or any of its Subsidiaries except as contemplated by this Agreement and the Purchase Agreement.


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

         (c) BINDING EFFECT. Each of this Agreement and the Purchase Agreement constitute the legal, valid and binding obligation of Tech Data, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

         (d) ACCURACY OF INFORMATION. All information heretofore furnished by Tech Data to the Transferor, the Agent, any Investor or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Tech Data to the Transferor, the Agent, any Investor or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

         (e) TAX STATUS. Tech Data has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

         (f) ACTION, SUITS. Except as set forth in Exhibit H hereto, there are no actions, suits or proceedings pending, or to the knowledge of Tech Data threatened, against or affecting Tech Data or any Affiliate of Tech Data or their respective properties, in or before any court, arbitrator or other body, which may materially adversely affect the financial condition of Tech Data and its Subsidiaries taken as a whole or materially adversely affect the ability of Tech Data to perform its obligations under this Agreement.

         (g) CREDIT AND COLLECTION POLICY. Since the Closing Date, there have been no material changes in Tech Data's Credit and Collection Policy; since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

         (h) COLLECTIONS AND SERVICING. Since December 31, 1998, there has been no material adverse change in the ability of Tech Data to service and collect the Receivables.

         (i) PLACE OF BUSINESS. The principal place of business and chief executive office of Tech Data are located at the address of Tech Data indicated in Section 11.3 hereof and the offices where Tech Data keeps all its Records, are located at the address(es) described on Exhibit I or such other locations notified to Enterprise in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

         (j) TRADENAMES, ETC. As of the date hereof: (i) Tech Data has only the Subsidiaries incorporated in the United States listed on Exhibit J hereto; and
(ii) Tech Data has, within the last five (5) years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit J hereto.


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

         (k) NATURE OF RECEIVABLES. Each Receivable is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended.

         (l) NO TERMINATION EVENT. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event or if either such event has occurred, Tech Data has notified Enterprise in writing of either such event immediately upon learning of the occurrence thereof, describing the same and if applicable, the steps being taken by the Person(s) affected with respect thereto.

         (m) NOT AN INVESTMENT COMPANY. Tech Data is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

         (n) ERISA. Tech Data is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

         (o) YEAR 2000 COMPLIANCE. Tech Data has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, customers and vendors) that could be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. Based on the foregoing, Tech Data believes that all computer applications (including those of its suppliers, customers and vendors) that are material to its business and operations (including the Receivables Systems and also including the ability of its customers to make timely payments on obligations owed to Tech Data) are reasonably expected to be Year 2000 Compliant, except to the extent that failure to do so could not reasonably be expected (a) to have a material adverse effect on Tech Data or on the transactions contemplated under this Agreement, or (b) to result in a Termination Event.

     The costs of all assessment, remediation, testing and integration related to Tech Data's plan for becoming Year 2000 Compliant will not have a material adverse effect on the financial condition or operations of Tech Data.

     SECTION 3.4. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES BY TECH DATA, AS COLLECTION AGENT AND GUARANTOR. On each day that a Transfer is made hereunder, Tech Data shall be deemed to have certified that all representations and warranties described in Section 3.3 are correct on and as of such day as though made on and as of such day.

     Any document, instrument, certificate or notice delivered to the Agent or any Investor hereunder shall be deemed a representation and warranty by Tech Data.


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

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     SECTION 4.1. CONDITIONS TO CLOSING. On or prior to the date of execution hereof, the Transferor shall deliver to the Agent the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Agent:

         (a) A copy of the resolutions of the Board of Directors of the Transferor and Tech Data certified by its Secretary approving the execution, delivery and performance by the Transferor and Tech Data of this Agreement, the Purchase Agreement and the other Transaction Documents to be delivered by the Transferor and Tech Data hereunder or thereunder.

         (b) The Articles of Incorporation of the Transferor and of Tech Data certified by the Secretary of State or other similar official of the Transferor's and Tech Data's respective jurisdictions of incorporation, each dated a date reasonably prior to the Closing Date.

         (c) A Good Standing Certificate for the Transferor and a Certificate of Status for Tech Data issued by the Secretary of State or a similar official of the Transferor's and Tech Data's respective jurisdictions of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

         (d) A Certificate of the Secretary of the Transferor and Tech Data substantially in the form of Exhibit L attached hereto certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement, the Purchase Agreement, the Certificate, the Fee Letter and any other documents to be delivered by it hereunder (on which Secretary's Certificates each Investor may conclusively rely until such time as the Agent shall receive from the Transferor and Tech Data a revised Certificate meeting the requirements of this clause (d)(i)) and (ii) a copy of the Transferor's and Tech Data's By-Laws.

         (e) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming the Transferor as the debtor in favor of the Agent, as secured party for the benefit of the Investors, or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's undivided percentage interest in all Receivables and the Related Security and Collections relating thereto.

         (f) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Incremental Transfer naming Tech Data as the debtor in favor of the Transferor as secured party and the Agent, for the benefit of the Investors, as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership interest in all Receivables.

         (g) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Tech Data and the Transferor.

         (h) Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name the Transferor or the Seller (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (e) or (f) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

         (i) Executed copies of the Lock-Box Agreements, relating to each of the Lock-Boxes and the Lock-Box Accounts, and an executed copy of the agreement referred to in Section 2.8(b).

         (j) An opinion of David Vetter, counsel to Tech Data, addressing certain corporate matters relating to Tech Data, covering the appropriate matters set forth in Exhibit K hereto.

         (k) An opinion of Heller, Ehrman, White & McAuliffe, special California counsel to the Transferor, addressing certain corporate matters relating to the Transferor, covering the appropriate matters set forth in Exhibit K hereto.

         (l) A certificate of the Transferor and Tech Data in the form of Exhibit L-1 and Exhibit L-2 hereto executed by Arthur W. Singleton, Secretary of the Transferor and Tech Data, respectively.

         (m) A hard copy, microfiche or computer tape setting forth all Receivables and the Outstanding Balances thereon and such other information as the Agent may reasonably request.

         (n) An executed copy of this Agreement, the Purchase Agreement and the Fee Letter.

         (o) The Transfer Certificate, duly executed by the Transferor.

         (p) The Certificate, duly executed by the Transferor and appropriately completed.

         (q) An Investor Report for December 31, 1998.

         (r) Such other documents, instruments, certificates and opinions as the Agent or the Administrative Agent, shall reasonably request.

     SECTION 4.2. ADDITIONAL CONDITIONS TO CLOSING. On or prior to the date of execution hereof, the Agent shall be in receipt of the following documents, each of which shall be in a form and substance acceptable to the Agent:

         (a) Enterprise shall deliver the Transfer Certificate delivered pursuant to the Existing Agreement for cancellation.

         (b) An assignment by NationsBank, N.A., as collateral agent under Enterprise's commercial paper program, of its interest in certain of the Lock-Box Agreements to the Agent.

         (c) An assignment from NationsBank, as Agent under the Existing Agreement, to NationsBank, as Agent under this Agreement.

                                    ARTICLE V

                                    COVENANTS

     SECTION 5.1. AFFIRMATIVE COVENANTS OF TRANSFEROR. At all times from the date hereof to the later to occur of (i) the Enterprise Termination Date, (ii) the Atlantic Termination Date, (iii) the Liberty Termination Date, or (iv) the date on which the Net Investment has been reduced to zero, all accrued Enterprise Discount, Atlantic Discount and Liberty Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

         (a) REPORTS. The Transferor shall deliver to the Agent, the Enterprise Agent, the Atlantic Agent and the Liberty Agent:

              (i) COMPLIANCE CERTIFICATE. Within one hundred and twenty (120) days of the close of each of its fiscal years and within sixty (60) days of the close of each of the first three fiscal quarters of each of its fiscal years, a compliance certificate signed by its chief financial officer stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

              (ii) NOTICE OF TERMINATION EVENTS OR POTENTIAL TERMINATION EVENTS. As soon as possible and in any event within two days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

              (iii) CHANGE IN CREDIT AND COLLECTION POLICY. Within 15 days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.

              (iv) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any "reportable event" (as defined in Article IV of ERISA) which the Transferor, Tech Data or any Affiliate of the Transferor files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, Tech Data or any Affiliates of the Transferor receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

              (v) OTHER INFORMATION. Such other information (including non-financial information) as the Agent, or the Administrative Agent, may from time to time reasonably request.

         (b) CONDUCT OF BUSINESS. The Transferor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         (c) COMPLIANCE WITH LAWS. The Transferor will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

         (d) FURNISHING OF INFORMATION AND INSPECTION OF RECORDS. The Transferor will furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Transferor will at any time and from time to time during regular business hours upon forty-eight (48) hours prior written notice, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor or Tech Data, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's performance hereunder with any of the officers, directors, employees or independent public accountants of the Transferor having knowledge of such matters.

         (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable); PROVIDED, that the Transferor shall not be required to keep and maintain such records with respect to any Receivables for a period of more than sixty (60) days after such Receivables shall have been paid in full by the Obligors thereof. The Transferor will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

         (f) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. The Transferor will at its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

         (g) CREDIT AND COLLECTION POLICIES. The Transferor will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

         (h) COLLECTIONS. The Transferor shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

         (i) COLLECTIONS RECEIVED BY TRANSFEROR. The Transferor shall hold in trust, and deposit, immediately, but in any event not later than forty-eight
(48) hours of its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Transferor (including without limitation, in the case of the Transferor, all Collections deemed to have been received by the Transferor under Section 2.9(a)).

         (j) YEAR 2000 COMPLIANCE. The Transferor will promptly notify the Agent in the event it discovers or determines that any computer application (including those of its suppliers, customers, vendors or any third party servicers) (i) that is necessary for the origination, collection, management, or servicing of the Receivables will not be Year 2000 Compliant, or (ii) that is otherwise material to its business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that, in the case of (ii) above, such failure could not reasonably be expected (a) to have a material adverse effect, or (b) to result in a Termination Event.

     SECTION 5.2. NEGATIVE COVENANTS OF TRANSFEROR. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

         (a) NO SALES, LIENS, ETC. Except as otherwise provided herein, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets,
(y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

         (b) NO EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in Section 6.2 hereof, the Transferor will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

         (c) NO CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Transferor will not engage in any business other than acquiring accounts receivable from Tech Data pursuant to the Purchase Agreement, financing such acquisition pursuant hereto, making loans to Tech Data and Subsidiaries of Tech Data and other activities incidental thereto. The Transferor will not make


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

any change in the Credit and Collection Policy, which change would impair the collectibility of the Receivables in a material respect.

         (d) NO MERGERS, ETC. The Transferor will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other person; PROVIDED, HOWEVER, that so long as the Transferor remains wholly owned by Tech Data, the foregoing prohibitions will not apply.

         (e) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. The Transferor will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

         (f) DEPOSITS TO LOCK-BOX ACCOUNTS. The Transferor will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables or cash proceeds of other receivables that were originally Receivables but were not Eligible Receivables on the date of the initial Transfer hereunder and so were subsequently repurchased by the Transferor pursuant to Section 2.9 and, upon any deposit of any proceeds of such other receivables to any Lock-Box Account, remove such proceeds within two Business Days following such deposit.

         (g) CHANGE OF NAME, ETC. The Transferor will not change its name, identity or structure or the location of its chief executive office, unless at least 10 days prior to the effective date of any such change the Transferor delivers to the Agent (i) such documents, instruments or agreements, executed by the Transferor, necessary to reflect such change and to continue the perfection of the Agent's ownership interests or security interests in the Affected Assets and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof.

         (h) AMENDMENT TO PURCHASE AGREEMENT. The Transferor will not amend, modify, supplement, waive any provision of, or enter into any consent with respect to, the Purchase Agreement, except that the Transferor may, upon 15 days prior written notice to the Agent and the Administrative Agent, enter into an amendment, modification or supplement to, waive any provision of, or enter into a consent with respect to, the Purchase Agreement, provided the same shall not materially adversely affect the interests of the Agent or any Investor; nor shall the Transferor take any other action under the Purchase Agreement that shall have the same such effect upon the interests of the Agent or any Investor.


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     SECTION 5.3. AFFIRMATIVE COVENANTS OF TECH DATA. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Transferred Interest shall be equal to zero, unless the Agent shall otherwise consent in writing:

         (a) FINANCIAL REPORTING. Tech Data will maintain, for itself, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent, the Enterprise Agent, the Atlantic Agent and the Liberty Agent:

              (i) ANNUAL REPORTING. Within one hundred and twenty (120) days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with generally accepted accounting principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants and by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

              (ii) QUARTERLY REPORTING. Within sixty (60) days after the close of the first three quarterly periods of each of its fiscal years, for itself consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

              (iii) COMPLIANCE CERTIFICATE. Together with the financial statements required hereunder, a compliance certificate signed by its chief financial officer stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Agreement and showing all information necessary in order to determine the Applicable Margin.

              (iv) SHAREHOLDERS STATEMENTS AND REPORTS. Promptly upon the furnishing thereof to the shareholders of Tech Data, copies of all financial statements, reports and proxy statements so furnished.

              (v) S.E.C. FILINGS. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports


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

         which Tech Data or any subsidiary files with the Securities and Exchange Commission.

              (vi) OTHER INFORMATION. Such other information (including non-financial information) as the Agent may from time to time reasonably request.

         (b) CONDUCT OF BUSINESS. Tech Data will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that any failure with respect to the foregoing does not have a material adverse effect on the business or operations of Tech Data or the performance by Tech Data under any of the Transaction Documents.

         (c) COMPLIANCE WITH LAWS. Tech Data will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its properties may be subject.

         (d) FURNISHING OF INFORMATION AND INSPECTION OF RECORDS. Tech Data will furnish to the Transferor and the Agent from time to time such information with respect to the Receivables as the Transferor or the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. Tech Data will at any time and from time to time during regular business hours upon forty-eight (48) hours prior written notice, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of Tech Data for the purpose of examining such Records, and to discuss matters relating to Receivables or Tech Data's performance hereunder with any of the officers, directors, employees or independent public accountants of Tech Data having knowledge of such matters.

         (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Tech Data will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable); PROVIDED, that Tech Data shall not be required to keep and maintain such records with respect to any Receivables for a period of more than sixty (60) days after such Receivables shall have been paid in full by the Obligors thereof. Tech Data will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.


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

         (f) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. Tech Data, at its expense, will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

         (g) CREDIT AND COLLECTION POLICIES. Tech Data will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

         (h) COLLECTIONS. Tech Data shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

         (i) COLLECTIONS RECEIVED BY TECH DATA. Tech Data shall hold in trust, and deposit, immediately, but in any event not later than forty-eight (48) hours of its receipt thereof, to a Lock-Box Account or the Collection Agent Account all Collections received from time to time by Tech Data.

         (j) TRANSFER OF RECEIVABLES. Tech Data shall sell or contribute Receivables (as defined in the Purchase Agreement) to the Transferor at such time or times as necessary in order to cause the Percentage Factor not to exceed the Maximum Percentage Factor.

         (k) YEAR 2000 COMPLIANCE. Tech Data will promptly notify the Agent in the event it discovers or determines that any computer application (including those of its suppliers, customers, vendors and any third party servicers) (i) that is necessary for the origination, collection, management, or servicing of the Receivables will not be Year 2000 Compliant, or (ii) that is otherwise material to its business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that, in the case of (ii) above, such failure could not reasonably be expected (a) to have a material adverse effect on Tech Data, or (b) to result in a Termination Event.

     SECTION 5.4. NEGATIVE COVENANTS OF TECH DATA. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

         (a) NO SALES, LIENS, ETC. Except as otherwise provided herein and in the Purchase Agreement, Tech Data will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.


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

         (b) NO EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in Section 6.2 hereof, Tech Data will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

         (c) NO CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Tech Data will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of the Receivables in a material respect.

         (d) NO MERGERS, ETC. Tech Data will not (i) consolidate or merge with or into any other Person if such action shall result in a Potential Termination Event or a Termination Event and Tech Data shall not be the surviving entity or
(ii) sell, lease or transfer all or substantially all of its assets to any other person.

         (e) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Tech Data will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

         (f) DEPOSITS TO LOCK-BOX ACCOUNTS. Tech Data will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables or cash proceeds or other receivables that were originally Receivables but were not Eligible Receivables on the date of the initial Transfer hereunder and so were subsequently repurchased by the Transferor pursuant to Section 2.9 and, upon any deposit of any proceeds of such other receivables to any Lock-Box Account, remove such proceeds within two Business Days following such deposit.

         (g) CHANGE OF NAME, ETC. Tech Data will not change its name, identity or structure or location of its chief executive office, unless at least 10 days prior to the effective date of any such change Tech Data delivers to the Transferor and the Agent (i) such documents, instruments or agreements, executed by the Transferor, as are necessary to reflect such change and to continue the perfection of the Transferor's ownership interest in the Receivables and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Agent to continue to exercise its rights contained in
Section 2.8 hereof.

     SECTION V.5. FINANCIAL COVENANTS.

         (a) INDEBTEDNESS TO TOTAL CAPITAL. Tech Data shall not permit the ratio of Consolidated Funded Indebtedness to Consolidated Total Capital to exceed .60 to 1.00 at any time.


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

         (b) EBIT TO INTEREST EXPENSE. Tech Data shall not permit the ratio of Consolidated EBIT to Consolidated Interest Expense to be less than 2.50 to 1.00 at any time.

     Capitalized terms used in this Section 5.5 and not defined herein shall have those meanings assigned in Exhibit N.


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

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

     SECTION 6.1. APPOINTMENT OF COLLECTION AGENT. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "COLLECTION AGENT") so designated from time to time in accordance with this
Section 6.1. Until the Agent gives notice to Tech Data of the designation of a new Collection Agent, Tech Data is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of the Agent, and provided that the Collection Agent shall continue to remain solely liable for the performance of the duties as Collection Agent hereunder. The Agent may, and upon the direction of the Majority Investors, shall, after the occurrence of a Collection Agent Default or any other Termination Event designate as Collection Agent any Person (including itself) to succeed Tech Data or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Agent, at any time following the occurrence of a Termination Event, may notify any Obligor of the Transferred Interest.

     SECTION 6.2. DUTIES OF COLLECTION AGENT.

         (a) Subject to the limitations contained herein, the Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Agent and the Investors hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the Transferor and the Seller (to the extent not then acting as Collection Agent hereunder) hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's and/or the Seller's name and on behalf of the Transferor or the Seller necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the Transferor and the Investors, as applicable, their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Collection Agent shall segregate and deposit to the Agent's account each Investor's allocable share of Collections of Receivables when required pursuant to Article II hereof. So long as no Termination Event shall have occurred and be continuing, the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity of Receivables, but not beyond 60 days, and extend the maturity or adjust the Outstanding Balance as the Collection Agent may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status


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

of such Receivable as a Delinquent Receivable or a Defaulted Receivable. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor and the Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Transferor, if Tech Data is the Collection Agent, or if Tech Data is not the Collection Agent, the Collection Agent to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Agent or any of the Investors a party to any litigation without the prior written consent of such Person.

         (b) The Collection Agent shall, as soon as practicable following receipt of any Collections, turn over to the Transferor an amount equal to such Collections MINUS the Percentage Factor of such Collections. In addition, the Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Obligor which is not a Receivable. If the Collection Agent is not Tech Data or the Transferor or any Affiliate of the Transferor or Tech Data, the Collection Agent, by giving three Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Agent. The Collection Agent, if other than Tech Data, shall as soon as practicable upon demand, deliver to the Transferor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable, and copies of Records in its possession which evidence or relate to Receivables.

         (c) On or before 120 days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending January 31, 1999, the Collection Agent shall cause a firm of independent public accountants (who may also render other services to the Collection Agent or the Transferor) to furnish a report to the Agent to the effect that they have (i) confirmed the Net Receivables Balance as of the end of each Tranche Period during such fiscal year, and (ii) confirmed that the Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the requirements of the definition thereof contained herein, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

         (d) Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if not Tech Data, the Transferor, or any Affiliate of the Transferor or Tech Data, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such Receivable as described in Section 6.2(b) hereof.


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

     SECTION 6.3. RIGHTS AFTER DESIGNATION OF NEW COLLECTION AGENT. At any time following the designation of a Collection Agent (other than Tech Data, the Transferor, or any Affiliate of Tech Data or the Transferor) pursuant to Section
6.1 hereof:

     (i) The Agent may direct that paymentof all amounts payable under any Receivable be made directly to the Agent or its designee.

     (ii) Tech Data shall, at the Agent's request and at Tech Data's expense, give notice of the Agent's, the Transferor's, Enterprise's and/or the Enterprise Bank Investor's, Atlantic's and/or the Atlantic Bank Investor's and/or Liberty's and/or the Liberty Bank Investor's ownership of Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

     (iii) Tech Data shall, at the Agent's request, (A) assemble all of the Records, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

     (iv) The Transferor and Tech Data hereby authorize the Agent to take any and all steps in the Transferor's or Tech Data's name and on behalf of the Transferor or Tech Data necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or Tech Data's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

     SECTION 6.4. RESPONSIBILITIES OF THE TRANSFEROR AND TECH DATA. Anything herein to the contrary notwithstanding, the Transferor and Tech Data, as seller under the Purchase Agreement, shall (i) perform all of their respective obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and the exercise by the Agent of its rights hereunder shall not relieve the Transferor or Tech Data, as seller under the Purchase Agreement, from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent nor Enterprise nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Transferor or Tech Data thereunder.


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

                                  ARTICLE VII

                               TERMINATION EVENTS

     SECTION 7.1. TERMINATION EVENTS. The occurrence of any one or more of the following events shall constitute a Termination Event:

         (a) (i) the Collection Agent shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.1(a)) and such failure shall remain unremedied for 15 days, or
(ii) either the Collection Agent, the Transferor, or the Guarantor shall fail to make any payment or deposit to be made by it hereunder when due or the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent's part to be performed under Section 2.8(b) hereof; or

         (b) any representation, warranty, certification or statement made by Tech Data or the Transferor in this Agreement or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) (i) the Transferor shall default in the observance or performance of the terms, covenants, conditions or agreements on the Transferor's part to be performed or observed under Section 5.1(a)(ii), Section 5.1(h), Section 5.1(i),
Section 5.1(j), Section 5.2(a), Section 5.2(c), Section 5.2(d), Section 5.2(e),
Section 5.2(f), Section 5.2(g) or Section 5.2(h) hereof or (ii) the Transferor shall default in the observance or performance of the terms, covenants, conditions or agreements on the Transferor's part to be performed or observed under Section 5.1(a)(i), Section 5.1(a)(iii), Section 5.1(a)(iv), Section 5.1(a)(v), Section 5.1(b), Section 5.1(c), Section 5.1(d), Section 5.1(e),
Section 5.1(f), Section 5.1(g) or Section 5.2(b) hereof and such failure shall remain unremedied for 15 days; or

         (d) (i) Tech Data shall default in the observance or performance of the terms, covenants, conditions or agreements on Tech Data's part to be performed or observed under Section 5.3(h), Section 5.3(i), Section 5.3(k), Section 5.4(a), Section 5.4(c), Section 5.4(d), Section 5.4(e), Section 5.4(f), Section 5.4(g) or Section 5.5 or (ii) Tech Data shall default in the observance or performance of the terms, covenants, conditions or agreements on Tech Data's part to be performed under Section 5.3(a), Section 5.3(b), Section 5.3(c),
Section 5.3(d), Section 5.3(e), Section 5.3(f), Section 5.3(g) or Section 5.4(b) hereof and such failure shall remain unremedied for 15 days; or

         (e) the Transferor or Tech Data shall default in the observance or performance of any other term, covenant, condition or agreement on the Transferor's or Tech Data's part to be performed or observed under this Agreement and such default shall continue for 30 days after the earlier of (i) the date that such written notice thereof is given to the Transferor or Tech Data, as applicable, by the Agent or (ii) the date the Transferor or Tech Data, as applicable, becomes aware of such default; or


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

         (f) failure of Tech Data or any Subsidiary of Tech Data to pay any Indebtedness greater than $5,000,000 when due; or the default by Tech Data or any Subsidiary of Tech Data in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $5,000,000 was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness greater than $5,000,000 to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

         (g) any Event of Bankruptcy shall occur with respect to the Transferor, the Collection Agent, Tech Data or any Subsidiary of either the Transferor or Tech Data; or

         (h) the Agent, on behalf of the Investors shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; or

         (i) Tech Data shall enter into any transaction or merger whereby it is not the surviving entity; or the Transferor shall no longer be wholly owned by Tech Data; or

         (j) there shall have occurred any material adverse change in the operations of Tech Data since October 31, 1998, or any other event shall have occurred which materially affects Tech Data's ability to either collect the Receivables or to perform under this Agreement or under the Purchase Agreement; or

         (k) any Liquidity Provider or any Credit Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with Enterprise, Atlantic or Liberty, as applicable; or

         (l) the Commercial Paper issued by Enterprise, Atlantic or Liberty, respectively, shall not be rated at least "A-2" by Standard & Poor's and at least "P-2" by Moody's, unless such downgrading is the result of the Credit Support Provider being downgraded; or

         (m) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces, on a PRO RATA basis, the Enterprise Net Investment, the Atlantic Net Investment and/or the Liberty Net Investment on the next day or increases the balance of the Affected Assets on the next Business Day so as to reduce the Percentage Factor to less than or equal to 98%; or

         (n) the Percentage Factor equals or exceeds 100% for a period of one full Business Day (provided that in such case the Termination Event caused thereby shall be deemed to have occurred at the start of such one full Business Day period) or (i) the sum of the Enterprise Net Investment PLUS, in the case where Enterprise holds a portion of the Transferred Interest, the Interest Component of all outstanding Related Commercial Paper issued by Enterprise exceeds the Enterprise


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Facility Limit, (ii) the sum of the Atlantic Net Investment PLUS, in the case where Atlantic holds a portion of the Transferred Interest, the Interest Component of all outstanding Related Commercial Paper issued by Atlantic exceeds the Atlantic Facility Limit, or (iii) the sum of the Liberty Net Investment PLUS, in the case where Liberty holds a portion of the Transferred Interest, the Interest Component of all outstanding Related Commercial Paper issued by Liberty exceeds the Liberty Facility Limit; or

         (o) the Dilution Ratio equals or exceeds 15%; or

         (p) the average of the Loss to Liquidation Ratios for any three consecutive months exceeds 2.25%; or

         (q) the Delinquency Ratio exceeds 11%.

     SECTION 7.2. TERMINATION. (a) Upon the occurrence of any Termination Event, the Agent may, or at the direction of the Majority Investors shall, by notice to the Transferor and the Collection Agent declare the Termination Date to have occurred; PROVIDED, HOWEVER, that in the case of any event described in Section 7.1(g), 7.1(h), 7.1(i) or 7.1(n) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

         (b) At all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a) (other than a declaration following the occurrence of a Termination Event set forth in Section 7.1(k) or Section 7.1(l)), the Base Rate plus 2.00% shall be the Tranche Rate applicable to the Net Investment for all existing and future Tranches.


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                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

         SECTION 8.1. INDEMNITIES BY THE TRANSFEROR. Without limiting any other rights which the Agent or any of the Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Agent, each Investor, the Administrative Agent, the Collateral Agent, any Liquidity Provider and any Credit Support Provider and any successors and any permitted assigns and their respective officers, directors and employees (collectively, "INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of any Liquidity Provider, any Credit Support Provider, the Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by the Agent or any Investor of the Transferred Interest excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (iii) claims arising from credit losses. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

         (i) reliance on any representation or warranty made by the Transferor (or any officers of the Transferor) under or in connection with this Agreement, any Investor Report or any other information or report delivered by the Transferor pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

         (ii) the failure by the Transferor to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

         (iii) the failure to vest and maintain vested in the Agent on behalf of the Investors an undivided percentage ownership or security interest, to the extent of the Transferred Interest, in the Receivables included in the Transferred Interest, free and clear of any Adverse Claim;

         (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;


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

         (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable included in the Transferred Interest (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

         (vi) any failure of the Transferor, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of
     Article VI; or

         (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

PROVIDED, HOWEVER, that if Enterprise, Atlantic or Liberty enters into agreements for the purchase of interests in receivables from one or more Other Transferors, Enterprise, Atlantic or Liberty, as applicable, shall allocate such Indemnified Amounts which are in connection with a Liquidity Provider Agreement, a Credit Support Agreement or the credit support furnished by a Credit Support Provider to the Transferor and each Other Transferor.

     SECTION 8.2. INDEMNITY FOR TAXES, RESERVES AND EXPENSES. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

              (i) shall subject any Indemnified Party to any tax, duty or other charge with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under a Liquidity Provider Agreement or the credit support furnished by a Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);


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

              (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under a Liquidity Provider Agreement or the credit support provided by a Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interest or the Receivables; or

              (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds under a Liquidity Provider Agreement or the credit support furnished by a Credit Support Provider or otherwise in respect of this Agreement, the Transferred Interest or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, any portion of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, a Liquidity Provider Agreement or a Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party for such increased cost.

         (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

         (c) The Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to


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

compensation pursuant to this Section. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

         (d) Anything in this Section 8.2 to the contrary notwithstanding, if Enterprise, Atlantic or Liberty enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, Enterprise, Atlantic or Liberty, as applicable, shall allocate the liability for any amounts under this Section 8.2 ("SECTION 8.2 COSTS") to the Transferor and each Other Transferor; and PROVIDED, FURTHER, that if such Section 8.2 Costs are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section
8.2 Costs are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Section 8.2 Costs.

     SECTION 8.3. OTHER COSTS, EXPENSES AND RELATED MATTERS. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save Enterprise, Atlantic, Liberty and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of Enterprise, Atlantic, Liberty and the Agent) incurred by or on behalf of Enterprise, Atlantic, Liberty or the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time relating to any amendments, waivers or consents under this Agreement.

         (b) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save each Investor and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of any Investor, as applicable, and/or the Agent) incurred by or on behalf of any of the Investors or the Agent from time to time (i) arising in connection with any Investor's, the Agent's or the Collateral Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (ii) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement.

         (c) The Transferor shall pay the Agent, for the account of the Investors, as applicable, on demand any Enterprise Early Collection Fee, Atlantic Early Collection Fee or Liberty Early Collection Fee, as applicable, due on account of the reduction of a Tranche on a day prior to the last day of its Tranche Period.


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     SECTION 8.4. RECONVEYANCE UNDER CERTAIN CIRCUMSTANCES. The Transferor
agrees to accept the reconveyance from the Agent, on behalf of the Investors of the Transferred Interest if the Agent notifies Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and Transferor shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the Agent, for the account of the Investors, as applicable, in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids.


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

                                   ARTICLE IX

                                    GUARANTEE

     SECTION 9.1. GUARANTY OF OBLIGATIONS. Tech Data unconditionally guarantees the full and prompt payment when due of all of the payment obligations and timely performance of all of the payment and performance obligations ("OBLIGATIONS") of the Transferor of every kind and nature now or hereafter existing, or due or to become due, under this Agreement, to the Transferor, the Agent or any Investor. Tech Data shall pay all reasonable costs and expenses including, without limitation, all court costs and attorneys' fees and expenses paid or incurred by the Transferor, the Agent or any Investor in connection with the collection of all or any part of the Obligations from Tech Data.

     SECTION 9.2. VALIDITY OF OBLIGATIONS; IRREVOCABILITY. Tech Data agrees that its obligations under this guaranty shall be unconditional, irrespective of (i) the validity, enforceability, discharge or disaffirmance (by any Person, including a trustee in bankruptcy) of the Obligations or of this Agreement, (ii) the absence of any attempt to collect the Obligations from the Transferor or any guarantor, (iii) the waiver or consent by the Transferor, the Agent or any Investor with respect to any provision of any instrument evidencing the Obligations, (iv) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations, (v) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of the Transferor, the Agent or any Investor with respect thereto, (vi) the failure by the Transferor, the Agent or any Investor to take any steps to perfect and maintain perfected its respective interest in the Receivables or other property acquired by Enterprise, Atlantic or Liberty from the Transferor, or by the Transferor from Tech Data or any security or collateral related to the Obligations or (vii) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Tech Data agrees that none of the Transferor, the Agent or any Investor shall be under any obligation to marshall any assets in favor of or against or in payment of any or all of the Obligations. Tech Data further agrees that, to the extent that the Transferor makes a payment or payments to the Agent or any Investor, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Transferor its estate, trustee, receiver or any other party, including without limitation, Tech Data, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. Tech Data waives all set-offs and counterclaims and all presentments, demands for performance, notices of dishonor and notices of acceptance of this guaranty. Tech Data agrees that its obligations under this guaranty shall be irrevocable.

     SECTION 9.3. RIGHTS OF SET-OFF. Tech Data hereby authorizes the Transferor, the Agent and any Investor at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (whether general or special, time or demand, provisional or


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

final) at any time held and other indebtedness at any time owing by the Transferor, the Agent or any Investor to or for the credit or the account of Tech Data against any and all of the obligations of Tech Data now or hereafter existing under this Agreement to the Transferor or any Investor. Tech Data acknowledges that each Investor's rights described in this Section 9.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) such Person may have.


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


                                    ARTICLE X

                           THE AGENT; BANK COMMITMENT

                     SECTION 10.1. AUTHORIZATION AND ACTION.

         (a) Each Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Enterprise, Atlantic, and Liberty and/or the Majority Investors may direct the Agent to take any such incidental action hereunder, however, with respect to such actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; PROVIDED, HOWEVER, that Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. In furtherance, and without limiting the generality, of the foregoing, each Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that an Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated herein above. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors (which consent shall not be unreasonably withheld or delayed). "Majority Investors" shall mean, at any time, the Agent and the Enterprise Bank Investors, Atlantic Bank Investors and Liberty Bank Investors which hold Commitments aggregating in excess of 66 and 2/3% of the Facility Limit as of such date. In the event the Agent requests an Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from such Investor within 10 Business Days of such Investor's receipt of such request, then such Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

         (b) The Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.


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

     SECTION 10.2. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the
Agent: (i) may consult with legal counsel (including counsel for the Transferor or the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Transferor, the Collection Agent or Tech Data or to inspect the property (including the books and records) of the Transferor, the Collection Agent or Tech Data (iv) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 10.3. CREDIT DECISION. Each Investor acknowledges that it has, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Enterprise Bank Investor, any other Atlantic Bank Investor, any other Liberty Bank Investor or Enterprise (in the case of any Enterprise Bank Investor), Atlantic (in the case of any Atlantic Bank Investor) or Liberty (in the case of any Liberty Bank Investor) and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer of any undivided ownership interest in the Affected Assets hereunder. Each Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Enterprise Bank Investor, any other Atlantic Bank Investor, any other Liberty Bank Investor or Enterprise (in the case of any Enterprise Bank Investor), Atlantic (in the case of any Atlantic Bank Investor) or Liberty (in the case of any Liberty Bank Investor) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

     SECTION 10.4. INDEMNIFICATION OF THE AGENT. The Enterprise Bank Investors, the Atlantic Bank Investors and the Liberty Bank Investors each agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent, any of the other Transaction Documents hereunder or thereunder, PROVIDED that the Enterprise Bank Investors, the Atlantic Bank Investors and the Liberty Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Enterprise Bank Investors, the Atlantic Bank Investors and the Liberty Bank Investors each agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Enterprise Bank Investors, the Atlantic Bank Investors or the Liberty Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor.

     SECTION 10.5. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to each Investor and the Transferor and may be removed at any time with cause by agreement of Enterprise Bank Investors, Atlantic Bank Investors and Liberty Bank Investors which hold Commitments aggregating in excess of 66 and 2/3% of the Facility Limit as of such date. Upon any such resignation or removal, (i) if no Termination Event shall have occurred, the Transferor, with the consent of the Majority Investors, shall appoint a successor Agent and (ii) if a Termination Event shall have occurred, Enterprise, Atlantic, Liberty and the Enterprise Bank Investors, Atlantic Bank Investors and Liberty Bank Investors which hold Commitments aggregating in excess of 66 and 2/3% of the Facility Limit as of such date shall appoint a successor Agent. The Transferor and each of the Investors, as applicable, each agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Investors' removal of the retiring Agent, then the retiring Agent may, on behalf of the Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 10.6. PAYMENTS BY THE AGENT. Unless specifically allocated to an Enterprise Bank Investor, an Atlantic Bank Investor or a Liberty Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Enterprise Bank Investors, the Atlantic Bank Investors or the Liberty Bank Investors, as applicable, shall be paid by the Agent to the Enterprise Bank Investors, the Atlantic Bank Investors or the Liberty Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Enterprise Bank Investors, the Atlantic Bank Investors or the Liberty Bank Investors, as applicable, on such Business Day, but, in any event, shall pay such amounts to the Enterprise Bank Investors, the Atlantic Bank Investors or the Liberty Bank Investors, as applicable, in accordance with their respective related pro rata interests in the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, not later than the following Business Day.

     SECTION 10.7. BANK COMMITMENT; ASSIGNMENT TO BANK INVESTORS.

         (a) BANK COMMITMENT. At any time on or prior to the Enterprise Commitment Termination Date (in the case of the Enterprise Bank Investors), the Atlantic Commitment Termination Date (in the case of the Atlantic Bank Investors) or the Liberty Commitment Termination Date (in the case of the Liberty Bank Investors), in the event that Enterprise, Atlantic or Liberty, as applicable, does not effect an Incremental Transfer as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require Enterprise, Atlantic or Liberty, as applicable, to assign its interest in the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, in whole to the Enterprise Bank Investors (in the case of Enterprise), the Atlantic Bank Investors (in the case of Atlantic) or the Liberty Bank Investors (in the case of Liberty) pursuant to this Section
10.7. In addition, at any time on or prior to the Enterprise Commitment Termination Date (in the case of the Enterprise Bank Investors), the Atlantic Commitment Termination Date (in the case of the Atlantic Bank Investors) or the Liberty Commitment Termination Date (in the case of the Liberty Bank Investors)
(i) upon the occurrence of a Termination Event that results in an Enterprise Termination Date, an Atlantic Termination Date or a Liberty Termination Date, as applicable, or (ii) Enterprise, Atlantic or Liberty elects to give notice to the Transferor of an Enterprise Reinvestment Termination Date, an Atlantic Reinvestment Termination Date or a Liberty Reinvestment Termination Date, as applicable, the Transferor hereby requests and directs that Enterprise (in the case of an Enterprise Reinvestment Termination Date), Atlantic (in the case of an Atlantic Reinvestment Termination Date), or Liberty (in the case of a Liberty Reinvestment Termination Date), assign its interest in the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, in whole to the Enterprise Bank Investors (in the case of Enterprise), the Atlantic Bank Investors (in the case of Atlantic) or the Liberty Bank Investors (in the case of Liberty) pursuant to this Section 10.7 and the Transferor hereby agrees to pay the amounts described in Section 10.7(d) below. Upon any such election by Enterprise, Atlantic or Liberty, as applicable, or any such request by the Transferor, Enterprise, Atlantic or Liberty, as applicable, shall make such assignment and the Enterprise Bank Investors, the Atlantic Bank Investors or the Liberty Bank Investors, as applicable, shall accept such assignment on such day (or the next day if such notice was received after 11:00 A.M.(New York time)) and shall assume all of Enterprise's, Atlantic's or Liberty's, as applicable, obligations hereunder. In connection with any assignment from Enterprise to the Enterprise Bank Investors,


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

Atlantic to the Atlantic Bank Investors or Liberty to the Liberty Bank Investors, as applicable, pursuant to this Section 10.7, each Enterprise Bank Investor, Atlantic Bank Investor and Liberty Bank Investor, as applicable, shall, by 2:00 P.M. (New York time) on the date of such assignment, pay to Enterprise, Atlantic or Liberty, as applicable, an amount (in immediately available funds) equal to its Assignment Amount. Upon any assignment by Enterprise to the Enterprise Bank Investors, Atlantic to the Atlantic Bank Investors or Liberty to the Liberty Bank Investors, as applicable, contemplated hereunder, Enterprise, Atlantic or Liberty, as applicable, shall cease to make any additional Incremental Transfers hereunder (it being understood that the Enterprise Bank Investors, the Atlantic Bank Investors and the Liberty Bank Investors, as assignees, shall (x) be obligated to effect Incremental Transfers under Section 2.2(a) in accordance with the terms thereof, notwithstanding that Enterprise, Atlantic or Liberty, as applicable, was not so obligated and (y) not have the right to elect the commencement of the amortization of the Enterprise Net Investment, the Atlantic Net Investment, or the Liberty Net Investment, as applicable, pursuant to the definition of "Enterprise Reinvestment Termination Date", "Atlantic Reinvestment Termination Date", or "Liberty Reinvestment Termination Date", as applicable, notwithstanding that Enterprise, Atlantic or Liberty, as applicable, had such right).

         (b) ASSIGNMENT. No Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor may assign all or a portion of its interests in the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, or in the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Agent. In the case of an assignment by an Enterprise Bank Investor, an Atlantic Bank Investor or a Liberty Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G attached hereto, duly executed, assigning to the assignee a pro rata interest in the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, and also in the Receivables, and Collections, Related Security and Proceeds with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party, and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless the Agent, on behalf of Enterprise, Atlantic or Liberty, and the Transferor shall have consented thereto and a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent. All costs and expenses of the Agent and the initial Enterprise Bank Investor, the initial


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

Atlantic Bank Investor or the initial Liberty Bank Investor, as assignor, incurred in connection with any assignment hereunder shall be borne by the Transferor and not by the Agent or the initial Enterprise Bank Investor, the initial Atlantic Bank Investor or Liberty Bank Investor. No Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor, as applicable, shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in a Liquidity Provider Agreement. Notwithstanding the foregoing, the agreements set forth in Section 11.9 herein shall be continuing and shall survive any assignment pursuant to this Section 10.7(b).

         (c) EFFECTS OF ASSIGNMENT. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, the Seller or the Collection Agent or the performance or observance by the Transferor, the Seller or the Collection Agent of any of their respective obligations under this Agreement, the Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Purchase Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against Enterprise, Atlantic or Liberty any proceeding of the type referred to in Section 11.9 prior to the date which is one year and one day after the payment in full of all of such Person's Commercial Paper issued by such Person.

         (d) TRANSFEROR'S OBLIGATION TO PAY CERTAIN AMOUNTS; ADDITIONAL ASSIGNMENT AMOUNT. The Transferor shall pay to the Agent, for the account of Enterprise, Atlantic or Liberty,


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

in connection with any assignment by Enterprise to the Enterprise Bank Investors, Atlantic to the Atlantic Bank Investors or Liberty to the Liberty Bank Investors, as applicable, pursuant to this Section 10.7, an aggregate amount equal to all Enterprise Discount, Atlantic Discount or Liberty Discount, as applicable, to accrue through the end of each outstanding Enterprise Tranche Period, Atlantic Tranche Period or Liberty Tranche Period, as applicable, plus all other Aggregate Unpaids owing to such Person(other than the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable). To the extent that such Enterprise Discount, Atlantic Discount or Liberty Discount relates to interest or discount on Related Commercial Paper, if the Transferor fails to make payment of such amounts at or prior to the time of assignment by Enterprise to the Enterprise Bank Investors, Atlantic to the Atlantic Bank Investors, or Liberty to the Liberty Bank Investors, as applicable, such amount shall be paid by the Enterprise Bank Investors, the Atlantic Bank Investors or the Liberty Bank Investors, as applicable, (in accordance with their respective Pro Rata Shares) to Enterprise, Atlantic or Liberty, as applicable, as additional consideration for the interests assigned to the Enterprise Bank Investors, the Atlantic Bank Investors and the Liberty Bank Investors, as applicable, and the amount of the "Enterprise Net Investment", "Atlantic Net Investment" or "Liberty Net Investment", as applicable, hereunder held by the Enterprise Bank Investors, Atlantic Bank Investors or Liberty Bank Investors shall be increased by an amount equal to the additional amount so paid by the Enterprise Bank Investors, Atlantic Bank Investors or Liberty Bank Investors.

         (e) PAYMENTS. After any assignment by Enterprise to the Enterprise Bank Investors, Atlantic to the Atlantic Bank Investors or Liberty to the Liberty Bank Investors pursuant to this Section 10.7, all payments to be made hereunder by the Transferor or the Collection Agent to the Enterprise Bank Investors, the Atlantic Bank Investors or the Liberty Bank Investors, as applicable, shall be made to the Enterprise Agent's, the Atlantic Agent's or the Liberty Agent's, as applicable, account as such account shall have been notified to the Transferor and the Collection Agent. In the event that the related Assignment Amount paid by the Enterprise Bank Investors, the Atlantic Bank Investors or the Liberty Bank Investors, as applicable, pursuant to Section 10.7(a) is less than the sum of the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, PLUS the Interest Component of all outstanding Related Commercial Paper of Enterprise, Atlantic or Liberty, as applicable, then to the extent payments made hereunder in respect of the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable, exceed the related Assignment Amount, such excess amounts shall be remitted by the Enterprise Bank Investors to Enterprise, by the Atlantic Bank Investors to Atlantic and by the Liberty Bank Investors to Liberty, as applicable.

         (f) DOWNGRADE OF BANK INVESTOR. If at any time prior to any assignment by Enterprise to the Enterprise Bank Investors, by Atlantic to the Atlantic Bank Investors or by Liberty to the Liberty Bank Investors as contemplated pursuant to this Section 10.7, the short term debt rating of any Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications (and there is no fronting arrangement or other arrangement in place which is acceptable to the Transferor and the Agent), such Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor, as applicable, upon request of the Enterprise Agent, Atlantic Agent or Liberty Agent, as


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

applicable, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of an Enterprise Bank Investor, an Atlantic Bank Investor or a Liberty Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor, as applicable, upon request of the Enterprise Agent, Atlantic Agent or Liberty Agent, as applicable, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, Enterprise, Atlantic or Liberty, as applicable, shall have the right to require such Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor, as applicable, to accept the assignment of such Enterprise Bank Investor's, Atlantic Bank Investor's or Liberty Bank Investor's Pro Rata Share of the Enterprise Net Investment, the Atlantic Net Investment or the Liberty Net Investment, as applicable; such assignment shall occur in accordance with the applicable provisions of this Section 10.7. Such Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor, as applicable shall be obligated to pay to Enterprise, Atlantic or Liberty, as applicable, in connection with such assignment, in addition to the Pro Rata Share of the Enterprise Net Investment, Atlantic Net Investment or Liberty Net Investment, as applicable, an amount equal to the interest component of the outstanding Commercial Paper issued to fund the portion of the Enterprise Net Investment, Atlantic Net Investment or Liberty Net Investment, as applicable, being assigned to such Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor, as applicable, as reasonably determined by the Enterprise Agent, the Atlantic Agent or the Liberty Agent, as applicable. In addition, such Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor, as applicable, shall pay to the Enterprise Agent, the Atlantic Agent or the Liberty Agent, as applicable, the amount (the "Unused Commitment Fee") of any unused Commitment of such downgraded Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor, as applicable. The Enterprise Agent, Atlantic Agent or Liberty Agent, as applicable, shall deposit such Unused Commitment Amount in an account of the Enterprise Agent's, Atlantic Agent's or Liberty Agent's, as applicable, name, and shall apply such amounts to fund such Enterprise Bank Investor's, Atlantic Bank Investor's or Liberty Bank Investor's Pro Rata Share of any Incremental Transfer required to be funded by such the Enterprise Bank Investors, Atlantic Bank Investors or Liberty Bank Investors, as applicable, subject to the terms and conditions hereof. The proceeds of such account shall be invested in Eligible Investments and any investment income with respect thereto shall be paid to such Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor, as applicable, on a monthly basis. All amounts remaining in such account shall be released to such Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor, as applicable, on the Business Day immediately following the earliest of: (x) the effective date of any replacement of such Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor, as applicable,


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

or removal thereof as a party to this Agreement, (y) the date on which such Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor, as applicable, shall furnish the Enterprise Agent, Atlantic Agent or Liberty Agent with evidence that its short term debt rating is higher than "A-2" or "P-2" from Standard & Poor's and Moody's, respectively, and (z) the Enterprise Termination Date (except for an Enterprise Reinvestment Termination Date), the Atlantic Termination Date (except for an Atlantic Reinvestment Termination Date), or the Liberty Termination Date (except for a Liberty Reinvestment Termination Date), as applicable. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the Facility Limit, solely as it relates to new Incremental Transfers by Enterprise, Atlantic or Liberty, shall be reduced by the amount of unused Commitment of such downgraded Enterprise Bank Investor, Atlantic Bank Investor or Liberty Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Enterprise Bank Investor's, Atlantic Bank Investor's or Liberty Bank Investor's Commitment to the Transferor or such downgraded Enterprise Bank Investor's, Atlantic Bank Investor's or Liberty Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.


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

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1. TERM OF AGREEMENT. This Agreement shall terminate on the date following the Enterprise Termination Date, Atlantic Termination Date and Liberty Termination Date upon which the Net Investment has been reduced to zero, all accrued Enterprise Discount, Atlantic Discount and Liberty Discount and all Servicing Fees have been paid in full, and all other Aggregate Unpaids have been paid in full, in each case, in cash; PROVIDED, HOWEVER, that (i) the rights and remedies of the Agent, the Investors and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of
Article VIII, (iii) Tech Data's obligations under Article IX and (iv) the agreements set forth in Section 11.8 and 11.9 hereof, shall be continuing and shall survive any termination of this Agreement.

         SECTION 11.2. WAIVERS; AMENDMENTS. (a) No failure or delay on the part of the Agent, the Administrative Agent or any Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

              (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Transferor, the Agent, Enterprise (so long as Enterprise holds any portion of the Transferred Interest), Atlantic (so long as Atlantic holds any portion of the Transferred Interest), Liberty (so long as Liberty holds any portion of the Transferred Interest), the Enterprise Agent, the Atlantic Agent, the Liberty Agent and the Majority Investors; PROVIDED, that no such amendment or waiver shall (i) without the prior written consent of all Enterprise Bank Investors, amend, modify or waive any provision of this Agreement in any way which would reduce or impair Collections or the payment of the Enterprise Net Investment, Enterprise Discount or fees payable hereunder to the Enterprise Bank Investors,
(ii) without the prior written consent of all Atlantic Bank Investors, amend, modify or waive any provision of this Agreement in any way which would reduce or impair Collections or the payment of the Atlantic Net Investment, Atlantic Discount or fees payable hereunder to the Atlantic Bank Investors, or (iii) without the prior written consent of all Liberty Bank Investors, amend, modify or waive any provision of this Agreement in any way which would reduce or impair Collections or the payment of the Liberty Net Investment, Liberty Discount or fees payable hereunder to the Liberty Bank Investors; PROVIDED FURTHER, that no such amendment or waiver shall, without the prior written consent of each Enterprise Bank Investor, each Atlantic Bank Investor and each Liberty Bank Investor directly affected thereby, amend, modify or waive any provision of this Agreement in any way which would (A) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (B) modify any provision of this Agreement or the Purchase Agreement relating to the timing of payments required to be made by the Transferor, the Seller or the Guarantor or the application of the proceeds of such payments,
(C) permit the appointment of any Person (other than the Agent) as successor Collection Agent, (D) release any property from the lien provided by this Agreement (other than as expressly contemplated herein), or (E) release Tech Data from any of its obligations under the Guaranty. Notwithstanding the foregoing, the Agent, the Transferor, Tech Data and Enterprise, Atlantic or Liberty, as applicable, and the applicable Enterprise Bank Investor(s), Atlantic Bank Investor(s) or Liberty Bank Investor(s) may amend this Agreement to (A) increase the dollar amount of an Enterprise Bank Investor's, Atlantic Bank Investor's or Liberty Bank Investor's Commitment (and similarly increase the Enterprise Facility Limit, Atlantic Facility Limit or Liberty Facility Limit and the Enterprise Maximum Net Investment, the Atlantic Maximum Net Investment or the Liberty Maximum Net Investment) or (B) increase the Enterprise Facility Limit, Atlantic Facility Limit or Liberty Facility Limit (and similarly increase the Enterprise Maximum Net Investment, the Atlantic Maximum Net Investment or the Liberty Maximum Net Investment) by adding a financial institution as an Enterprise Bank Investor, an Atlantic Bank Investor or a Liberty Bank Investor party hereto; PROVIDED, that in each case after giving effect to any such amendment the aggregate Enterprise Bank Investors', Atlantic Bank Investors' or Liberty Bank Investors' Commitment at least equals the Enterprise Facility Limit, the Atlantic Facility Limit or the Liberty Facility Limit, as applicable.

         SECTION 11.3. NOTICES. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 11.3 and confirmation is received, (ii) if given by mail 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one
(1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 11.3. However, anything in this Section 11.3 to the contrary notwithstanding, the Transferor hereby authorizes Enterprise, Atlantic and Liberty to effect Transfers, the Enterprise Tranche Period, Atlantic Tranche Period and Liberty Tranche Period and the Enterprise Tranche Rate, Atlantic Tranche Rate and Liberty Tranche Rate selections based on telephonic notices made by any Person which Enterprise, Atlantic or Liberty in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to Enterprise, Atlantic or Liberty, as applicable, a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by Enterprise, Atlantic or Liberty, the records of Enterprise, Atlantic or Liberty, as applicable, shall govern absent manifest error.

If to Enterprise:
                           Enterprise Funding Corporation
                           c/o Global Securitization Services
                           25 West 43rd St., Suite 704
                           New York, New York 10036
                           Attn:  Kevin Burns
                           Telephone: (212) 302-8331
                           Telecopy: (212) 302-8767

                           (with a copy to the Administrative Agent)

If to Atlantic:

                           Atlantic Asset Securitization Corp.
                           c/o Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attention: David Fink
                           Telephone: (212) 261-7816
                           Telecopy: (212) 459-3258

                           with a copy to:

                           Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attention: David Fink
                           Telephone: (212) 261-7816
                           Telecopy: (212) 459-3258

If to Liberty:

                           Liberty Street Funding Corp.
                           c/o Global Securitization Services
                           25 West 43rd St., Suite 704
                           New York, New York 10036
                           Attention: Andrew L. Stidd
                           Telephone: (212) 302-8330
                           Telecopy:  (212)  302-8767


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

                           with a copy to:

                           The Bank of Nova Scotia
                           One Liberty Plaza
                           New York, New York  10006
                           Attention:  Richard A. Josephs
                           Telephone: (212) 225-5000
                           Telecopy:   (212) 225-5090

If to the Transferor:

                           Tech Data Finance, Inc.
                           1655 North Main Street, Suite 295
                           Walnut Creek, California 94596
                           Telephone:  (510) 244-1641
                           Telecopy:   (510) 244-1641

If to Tech Data:

                           Tech Data Corporation
                           5350 Tech Data Drive
                           Clearwater, Florida  33760
                           Attention:  Treasurer
                           Telephone:  (727) 539-7429
                           Telecopy:   (727) 538-5860

                           (with a copy to General Counsel)

If to the Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center--10th Floor
                           Charlotte, North Carolina  28255
                           Attention:  Michelle M. Heath--
                           Global Asset-Backed Securitization
                           Telephone:  (704) 386-7922
                           Telecopy:   (704) 388-9169


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

If to the Administrative Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center--10th Floor
                           Charlotte, North Carolina  28255
                           Attention:  Michelle M. Heath--
                           Global Asset-Backed Securitization
                           Telephone:  (704) 386-7922
                           Telecopy:   (704) 388-9169

     If to Enterprise Bank Investors, the Atlantic Bank Investors or the Liberty Bank Investors, at their respective addresses set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which it became a party hereto.


         SECTION 11.4. GOVERNING LAW; SUBMISSION TO JURISDICTION; INTEGRATION.

              (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Transferor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 11.4 shall affect the right of Enterprise, Atlantic or Liberty to bring any action or proceeding against the Transferor or its property in the courts of other jurisdictions.

              (b) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

         SECTION 11.5. SEVERABILITY; COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Execution and delivery of this Agreement may be made by facsimile. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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

         SECTION 11.6. SUCCESSORS AND ASSIGNS.

              (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that the Transferor may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Agent and the Majority Investors. No provision of this Agreement shall in any manner restrict the ability of Enterprise, Atlantic or Liberty to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest held by it.

              (b) The Transferor hereby agrees and consents to the assignment by Enterprise, Atlantic or Liberty from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest held by it to any related Liquidity Provider. In addition, the Transferor hereby consents to and acknowledges the assignment by Enterprise, Atlantic or Liberty, as applicable, of all of its rights under, interest in and title to this Agreement and the Transferred Interest held by it to the related Collateral Agent.

              (c) Without limiting the foregoing, Enterprise may, from time to time, with prior or concurrent notice to Transferor and Collection Agent, in one transaction or a series of transactions, assign all or a portion of the Enterprise Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by Enterprise to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Enterprise Net Investment, (ii) the related administrative or managing agent for such Conduit Assignee will act as the Enterprise Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Enterprise Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to Enterprise and its Liquidity Support Provider(s) and Credit Support Provider(s), respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of Enterprise's obligations, if any, hereunder or any other Transaction Document, and Enterprise shall be released from such obligations, in each case to the extent of such assignment, and the obligations of Enterprise and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Enterprise Net Investment shall be made to the applicable agent or administrative agent, as applicable, on behalf of Enterprise and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term "Enterprise CP Rate" with respect to the portion of the Enterprise Net Investment funded with commercial paper issued by Enterprise from time to time shall be determined in the manner set forth in the definition of "Enterprise CP Rate" applicable to Enterprise on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than Enterprise), (vii)


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the defined terms and other terms and provisions of this Agreement and the other
Transaction Documents shall be interpreted in accordance with the foregoing, and
(viii) if requested by the Agent or the agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such agent or administrative agent may reasonably request to evidence and give effect to the foregoing. No Assignment by Enterprise to a Conduit Assignee of all or any portion of the Enterprise Net Investment shall in any way diminish the related Enterprise Bank Investors' obligation under Section 10.7 to fund any Incremental Transfer not funded by Enterprise or such Conduit Assignee or to acquire from Enterprise or such Conduit Assignee all or any portion of the Enterprise Net Investment.

         SECTION 11.7. WAIVER OF CONFIDENTIALITY. The Transferor and Tech Data hereby consent to the disclosure of any non-public information with respect to it received by the Agent, any Investor or the Administrative Agent to any of the Agent, any Investor, any nationally recognized rating agency rating Enterprise's, Atlantic's or Liberty's, as applicable, Commercial Paper, the Administrative Agent, the Collateral Agent, any Enterprise Bank Investor, Atlantic Bank Investor, Liberty Bank Investor or potential Enterprise Bank Investor, Atlantic Bank Investor, Liberty Bank Investor, any related Liquidity Provider or any related Credit Support Provider in relation to this Agreement.

         SECTION 11.8. CONFIDENTIALITY AGREEMENT. The Transferor and Tech Data hereby agree that they will not disclose the contents of this Agreement or any other proprietary or confidential information of the Agent, Enterprise, Atlantic, Liberty, the Administrative Agent, any Enterprise Bank Investor, any Atlantic Bank Investor, any Liberty Bank Investor, the Collateral Agent, any related Liquidity Provider or any related Credit Support Provider to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, PROVIDED such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or
(ii) as otherwise required by applicable law or order of a court of competent jurisdiction.

         SECTION 11.9. NO BANKRUPTCY PETITION AGAINST ENTERPRISE, ATLANTIC OR LIBERTY. Each party hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of Enterprise, Atlantic and Liberty, respectively, it will not institute against, or join any other Person in instituting against, Enterprise, Atlantic or Liberty any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         SECTION 11.10. NO RECOURSE AGAINST STOCKHOLDERS, OFFICERS OR DIRECTORS. Notwithstanding anything to the contrary contained in this Agreement, the obligations of Enterprise, Atlantic and Liberty under this Agreement and all other Transaction Documents are solely the corporate obligations of Enterprise, Atlantic and Liberty, respectively, and shall be payable solely to the extent of funds received from the Transferor in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper of Enterprise, Atlantic or Liberty, as applicable.

     No recourse under any obligation, covenant or agreement of Enterprise, Atlantic or Liberty contained in this Agreement shall be had against Global Securitization LLC (or any affiliate thereof), Lord Securities Corporation (or any affiliate thereof), or any stockholder, officer or director of Enterprise, Atlantic or Liberty as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each of Enterprise, Atlantic and Liberty, respectively, and that no personal liability whatsoever shall attach to or be incurred by Global Securitization LLC (or any affiliate thereof), Lord Securities Corporation (or any affiliate thereof), or the stockholders, officers or directors of Enterprise, Atlantic or Liberty as such, or any of them, under or by reason of any of the obligations, covenants or agreements of Enterprise, Atlantic or Liberty contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by Enterprise, Atlantic or Liberty of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Global Securitization LLC (or any affiliate thereof), Lord Securities Corporation (or any affiliate thereof) and every such stockholder, officer or director of Enterprise, Atlantic and Liberty is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

         SECTION 11.11. CHARACTERIZATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Investors, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, on behalf of the Investors, and the Transferor hereby grants to the Agent, on behalf of the Investors, a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security and Collections with respect thereto, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby grants a security interest in and assigns to the Agent, on behalf of the Investors, all of its rights and remedies under the Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of Tech Data with respect to the Receivables.

         SECTION 11.12. OPTIONAL RECONVEYANCE OF ALL RECEIVABLES. The Transferor shall have the option at any time to require the Agent, on behalf of the Investors, as applicable, to reconvey all of it's interest in the Receivables to the Transferor subject to the following terms and conditions: (a) the Transferor shall give the Agent not less than 10 Business Days notice of the Transferor's exercise of this option and (b) simultaneously with the reconveyance by the Agent to the Transferor of the Agent's interest in the Receivables, the Transferor shall pay to the Agent, for the benefit of the applicable Investors, an amount equal to the Net Investment plus all discount accrued and to accrue on Enterprise's, Atlantic's and Liberty's Related Commercial Paper to maturity, together with any other costs associated with the receipt by Enterprise of the Enterprise Net Investment, Atlantic of the Atlantic Net Investment and Liberty of the Liberty Net Investment on a day other than the last day of an Enterprise Tranche Period, an Atlantic Tranche Period or a Liberty Tranche Period, as applicable, along with any other amounts owing hereunder to the Investors by the Transferor.

         SECTION 11.13. MANDATORY RECONVEYANCE OF CERTAIN RECEIVABLES. The Agent, on behalf of the Investors, as applicable, upon each occasion on which the Transferor shall be required to reconvey any Receivables to Tech Data pursuant to Section 7.2(a) of the Purchase Agreement, shall be considered to have reconveyed and does hereby reconvey to the Transferor such Receivables (including the Transferred Interest therein) and upon such reconveyance, hereby terminates its interest in any such Receivables; PROVIDED THAT no such reconveyance by the Agent shall occur or be deemed to have occurred if (a) any Event of Termination shall have occurred and be continuing hereunder or (b) Tech Data shall not have contemporaneously with such reconveyance sold to the Transferor a substitute receivable as described in Section 7.2(b) of the Purchase Agreement.


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                                      103
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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Second Amended and Restated Transfer and Administration Agreement as of the day first written above.

                                   ENTERPRISE FUNDING CORPORATION,

                                   By: /s/ KEVIN P.BURNS
                                      ------------------------------------------
                                      Name:  Kevin P. Burns
                                      Title: Vice President


                                   ATLANTIC ASSET SECURITIZATION CORP.

                                   By:  CREDIT LYONNAIS NEW YORK BRANCH,
                                          as attorney-in-fact

                                   By: /s/ KONSTANTINA KOURMPETIS
                                      ------------------------------------------
                                      Name:  Konstantina Kourmpetis
                                      Title: Vice President


                                   LIBERTY STREET FUNDING CORP.

                                   By: /s/ ANDREW L. STIDD
                                      ------------------------------------------
                                      Name:  Andrew L. Stidd
                                      Title: President


                                   TECH DATA FINANCE, INC.,
                                     as Transferor

                                   By: /s/ JEFFERY P. HOWELLS
                                      ------------------------------------------
                                      Name:  Jeffery P. Howells
                                      Title: President

                                   TECH DATA CORPORATION,
                                     as Collection Agent and Guarantor

                                   By: /s/ JEFFERY P. HOWELLS
                                      ------------------------------------------
                                      Name:  Jeffery P. Howells
                                      Title: Executive Vice President and
                                             Chief Financial Officer

COMMITMENT                         NATIONSBANK, N.A., as Agent, Enterprise Agent
$205,000,000                         and as an Enterprise Bank Investor

                                   By: /s/ MICHELLE HEATH
                                      ------------------------------------------
                                      Name:  Michelle Heath
                                      Title:

COMMITMENT                         CREDIT LYONNAIS NEW YORK BRANCH,
$102,000,000                         as Atlantic Agent and as an Atlantic Bank
                                     Investor

                                   By: /s/ KONSTANTINA KOURMPETIS
                                      ------------------------------------------
                                      Name:  Konstantina Kourmpetis
                                      Title: Vice President

COMMITMENT                         THE BANK OF NOVA SCOTIA, as Liberty
$153,000,000                         Agent and as a Liberty Bank Investor

                                   By: /s/ ILLEGIBLE
                                      ------------------------------------------
                                      Name:
                                      Title:

COMMITMENT                         THE ROYAL BANK OF CANADA, as an
$50,000,000                          Enterprise Bank Investor

                                   By: /s/ THOMAS C. DEAN
                                      ------------------------------------------
                                      Name:  Thomas C. Dean
                                      Title: Senior Manager

                                   By: /s/ DANIELLE BONICA
                                      ------------------------------------------
                                      Name:  Danielle Bonica
                                      Title: Marketing Asst.